Exhibit T3A

ISLE OF MAN

COMPANIES ACT 2006

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

GVC HOLDINGS PLC

As amended by resolutions dated:

•     29 March 2010

•    05 May 2015

•    15 December 2015

•    24 May 2016

•    29 June 2016

•    8 March 2018

ISLE OF MAN COMPANIES ACT 2006

MEMORANDUM OF ASSOCIATION

OF

GVC HOLDINGS PLC

1.	The name of the Company is GVC Holdings PLC.

2.	The Company is a company limited by shares.

3.	The address of the Company's registered office is at:

15-19 Athol Street Douglas

Isle of Man

IM1 1LB

4.	The registered agent of the Company is:

Cains Fiduciaries Limited

15-19 Athol Street

Douglas Isle of Man

IM1 1LB

5.	The full name and residential or business address of the subscriber is as set out below:

Full name of subscriber	Residential or business address of subscriber	Number of shares subscriber agrees to take	Amount subscriber agrees to pay for each share

Equity Trustees One Limited	15-19 Athol Street, Douglas, Isle of Man IM1 1LB	One	€1.00

6.	The subscriber to this memorandum agrees to take the shares specified above.

7.	For the purpose of incorporating the Company each subscriber has signed this memorandum on the date specified below:

Dated this 5 day of January 2010

8.	Neither the memorandum of association nor the articles of association may be amended except pursuant to a resolution approved by a majority of not less than three-fourths of such members as, being entitled so to do, vote in person or by proxy at the general meeting at which such resolution is proposed.

THE COMPANIES ACT 2006

ISLE OF MAN

A COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

GVC HOLDINGS PLC

A. Preliminary		1
1.	Model articles not to apply	1
2.	Interpretation	1
3.	Registered office	6
B. Share capital		6
4.	Share capital amount	6
5.	Allotment and pre-emption rights	6
6.	Power to attach rights and issue redeemable shares	8
7.	Share warrants	8
8.	Commission and brokerage	8
9.	Trusts not to be recognised	9
10.	Renunciation of shares	9
11.	Increase, consolidation and sub division	9
12.	Fractions	10
13.	Reduction of capital	10
14.	Purchase of own shares	11
C. Variation of class rights		11
15.	Sanction to variation	11
16.	Class meetings	11
17.	Deemed variation	12
D. Share certificates		12
18.	Right to certificates	12
19.	Replacement certificates	13
20.	Uncertificated shares	13
E. Lien on shares		15
21.	Lien on shares not fully paid	15
22.	Enforcement of lien by sale	16
23.	Application of proceeds of sale	16
F. Calls on shares		17
24.	Calls	17
25.	Interest on calls	17
26.	Rights of member when call unpaid	17
27.	Sums due on allotment treated as calls	17
28.	Power to differentiate	18
29.	Payment in advance of calls	18
G. Forfeiture of shares		18
30.	Notice if call not paid	18
31.	Forfeiture for non-compliance	18
32.	Notice after forfeiture	19
33.	Forfeiture may be annulled	19
34.	Surrender	19
35.	Disposal of forfeited shares	19
36.	Effect of forfeiture	20
37.	Extinction of claims	20
38.	Evidence of forfeiture	20

H. Transfer of shares		20
39.	Form of transfer	20
40.	Right to refuse registration	21
41.	Notice of refusal	22
42.	Closing of register	22
43.	No fees on registration	22
44.	Recognition of renunciation of allotment of shares	23
I. Transmission of shares		23
45.	On death	23
46.	Election of person entitled by transmission	23
47.	Rights on transmission	23
J. General meetings		24
48.	Annual general meetings	24
49.	Extraordinary general meetings	24
50.	Convening of extraordinary general meeting	24
51.	Notice of general meetings	24
52.	Omission to send notice	25
53.	Special business	25
K. Proceedings at general meetings		26
54.	Quorum	26
55.	If quorum not present	26
56.	Security and meeting place arrangements	26
57.	Chairman	27
58.	Director may attend and speak	27
59.	Power to adjourn	27
60.	Notice of adjourned meeting	28
61.	Business of adjourned meeting	28
L. Voting		28
62.	Method of voting	28
63.	Chairman's declaration conclusive on show of hands	28
64.	Objection to error in voting	29
65.	Amendment to resolutions	29
66.	Procedure on a poll	29
67.	Votes of members	30
68.	Casting vote	31
69.	Voting by proxy	31
70.	Form of proxy	31
71.	Deposit of proxy	32
72.	More than one proxy may be appointed	33
73.	Board may supply proxy cards	33
74.	Revocation of proxy	34
75.	Disclosure of interests in shares and suspension of interests	34
M. Untraced members		40
76.	Power of sale	40
77.	Application of proceeds of sale	41
N. Appointment, retirement and removal of directors		42
78.	Number of Directors	42
79.	Power of Company to appoint Directors	42

80.	Power of Board to appoint Directors	42
81.	Eligibility of new Directors	42
82.	Share qualification	43
83.	Resolution for appointment	43
84.	No retirement on account of age	43
85.	Retirement by rotation	43
86.	Removal by resolution	44
87.	Vacation of office by Director	45
88.	Resolution as to vacancy conclusive	46
O. Alternate Directors		46
89.	Appointments	46
90.	Participation in Board meetings	46
91.	Alternate Director responsible for own acts	47
92.	Interests of alternate Director	47
93.	Revocation of appointment.	47
P. Directors' remuneration, expenses and pensions		48
94.	Directors' fees	48
95.	Expenses	48
96.	Additional remuneration	48
97.	Remuneration of executive Directors	49
98.	Pensions and other benefits	49
Q. Powers and duties of the Board		49
99.	Powers of the Board	49
100.	Powers of Directors being less than minimum number	50
101.	Powers of executive Directors	50
102.	Delegation to committees	50
103.	Local management.	51
104.	Power of attorney	51
105.	Associate Directors	52
106.	Exercise of voting power	52
107.	Provision for employees	52
108.	Borrowing powers	52
R. Proceedings of Directors and Committees		52
109.	Board meetings	52
110.	Notice of Board meetings	53
111.	Quorum	53
112.	Chairman of Board and other offices	53
113.	Voting	55
114.	Participation by telephone and electronic mail	55
115.	Resolution in writing	55
116.	Minutes of proceedings	56
117.	Validity of proceedings	56
S. Directors Interests		57
118.	Director may have interests	57
119.	Disclosure of interests to Board	57
120.	Interested Director not to vote or count for quorum	58

121.	Director's interest in own appointment.	59
122.	Chairman’s ruling conclusive on Director's interest	59
123.	Directors' resolution conclusive on Chairman's interest	60
124.	Exercise by Company of voting powers	60
T. The Seal		60
125.	Application of Seal	60
126.	Deed without sealing	61
127.	Official seal for sealing share certificates	61
U. Dividends and other payments		61
128.	Declaration of dividends	61
129.	Interim dividends	61
130.	Entitlement to dividends	62
131.	Calls or debts may be deducted from dividends	62
132.	Distribution in specie	62
133.	Dividends not to bear interest	63
134.	Method of payment.	63
135.	Uncashed dividends	64
136.	Unclaimed dividends	65
137.	Waiver of dividends	65
138.	Payment of scrip dividends	65
139.	Reserves	67
140.	Capitalisation of reserves	68
141.	Record dates	69
V. Accounts		69
142.	Accounting records	69
143.	Inspection of records	69
144.	Accounts to be sent to members	70
W. Destruction and authentication of documents		70
145.	Destruction of documents	70
146.	Authentication of documents	71
X. Notices		71
147.	Notice to be in writing	71
148.	Service of notice on members	72
149.	Notice In case of death, bankruptcy or mental disorder	73
150.	Evidence of service	73
151.	Notice binding on transferees	73
152.	Notice by advertisement	74
153.	Suspension of postal services	74
Y. Winding up		74
154.	Division of assets	74
155.	Transfer or sale under section 222 of the Companies Act 1931	75
Z. Indemnity		75
156.	Right.to indemnity	75
157.	Power to insure	75

A.	Preliminary

1.	Model articles not to apply

No regulations for management of a company set out in any statute concerning companies or contained in any regulations or instrument made pursuant to a statute shall apply to the Company. The following shall be the Articles of Association of the Company.

2.	Interpretation

2.1.	Definitions

In these Articles, unless the context otherwise requires, the following expressions shall have the following meanings:

"Act''	subject to Article 2.3 (Statutory provisions) the Companies Act 2006 and, where the context requires, every other statute from time to time in force concerning companies and affecting the Company

"Admission"	admission of the issued Ordinary Shares to trading on AIM;

"Approved Transfer"	In relation to any shares held by a member:

(a)	a transfer pursuant to the exercise of a power contained in the Act to acquire shares of a holder dissenting from a scheme or contract approved by a majority; or

(b)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a bona fide sale of the whole of the beneficial interest in the shares to a person who is unconnected with any member and with any other person appearing to be interested in the shares including any such sale made through the London Stock Exchange. For the purpose of this sub-paragraph a connected person shall have the meaning ascribed by sections 252 to 255 of the UK 2006 Act, as applicable, and as they may apply from time to time;

"Articles"	these Articles of Association as altered or varied from time to time (and "Article" means any provision of these Articles);

"Auditors"	the auditors for the time being of the Company or, in the case of Joint auditors, any of them;

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"Board"	the board of Directors for the time being of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;

''British Isles"	the United Kingdom, the Isle of Man, the Republic of Ireland and the Channel Islands;

"Certificated"	in relation to a share, a share which is recorded in the Register as being held in certificated form:

"Chairman''	the chairman (if any) of the Board or, where the context requires, the chairman of a general meeting of the Company;

"Clear Days"	(in relation to the period of a notice) that period, excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

"Company"	GVC Holdings plc;

"Director"	a director for the time being of the Company;

“Disenfranchisement Notice"	as defined in Article 75.4 (Disenfranchisement Notice);

"Deputy Chairman"	the deputy chairman (if any) of the Board or, where the context requires, the deputy chairman of a general meeting of the Company;

"Elected Ordinary Shares"	as defined in Article 138.1(h) (Authority to pay scrip dividends);

"Electronic Communication"	has the meaning ascribed to the term "electronic communication" in the Electronic Transactions Act 2000 and includes, for the avoidance of doubt, e-mail (being a system for sending and receiving messages electronically over a computer network);

"Employees' Share Scheme"	a scheme for encouraging or facilitating the holding of shares or debentures in the Company by or for the benefit of:

(a)	the bona fide employees or former employees (including any such employees or former employees who are or were also directors) of the Company or any Subsidiary of the Company;

(b)	the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

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(c)	any person who is contracted (either directly or via a separate company) to provide management services (including the services of a non-executive director) to the Company or any Subsidiary of the Company.

“Equity Share Capital"	means in relation to a company, its issued share capital excluding any part thereof which, neither as respects dividends nor as respects capital, carries any right to participate beyond a specified amount in a distribution;

"Euro"	the monetary unit of the European Union's single currency;

"Information Notice"	means a notice served upon a member by the Board requiring such member to disclose to the Board in writing within such period (being not less than ten days and not more than thirty days from the date of despatch) as may be specified in such notice any of the following information in relation to any or all of shares registered in such member's name at the date of the notice:

(a)	any beneficial interest of any third party in the shares the subject of the notice;

(b)	any other interest of any kind whatsoever which a third party may have in the shares; and

(c)	the identity of any third party having any such interest; ·

"London Stock Exchange"	exchange in the United Kingdom for the time being;

"Notice Shares''	as defined in Article 75.4 (Disenfranchisement Notice);

"Office"	the registered office for the time being of the Company;

“Operator”	the operator as defined in the Uncertificated Regulations of the relevant Uncertificated System;

"Ordinary Shares"	ordinary shares each of €0.01 par value in the capital of the Company;

"Participating Security"	a share or class of shares or a renounceable right of allotment of a share, title to which is permitted to be transferred by means of an Uncertificated System in accordance with the Uncertificated Regulations;

"Recognised	as defined in section 285 of the UK Financial Services and Markets
Investment Exchange"	Act 2000 (an Act of Parliament);

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"Record Date"	as defined in Article 141 (Record Dates);

"Register"	the register of members of the Company to be kept pursuant to section 62 of the Act;

"Seal"	the common seal of the Company;

"Solvency Test"	has that meaning set out in section 49 of the Act;

"Subsidiary"	has that meaning set out in section 220 of the Act;

"Uncertificated"	in relation to a share, a share to which title may be transferred by means of an Uncertificated System in accordance with the Uncertificated Regulations;

"Uncertificated System"	a relevant system as defined in the Uncertificated Regulations (and including, in particular, at. the date of adoption of these Articles the CREST UK system);

“Uncertificated Regulations”	the Uncertificated Securities Regulations 2006 (as amended or replaced from time to time);

"UK 2006 Act"	subject to Article 2.3 (Statutory Provisions) the UK Companies Act 2006 (an act of Parliament) (as amended);

"United Kingdom" or “UK''	Great Britain and Northern Ireland;

''UK Listing Authority"	the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000 (an Act of Parliament); and

“Withdrawal Notice”	as defined in Article 75.5 (Withdrawal Notice).

2.2.	General Interpretation

Unless the context otherwise requires:

(a)	words in the singular include the plural and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	a reference to a person includes a body corporate and an unincorporated body of persons;

(d)	a reference to an Uncertificated System is a reference to the Uncertificated System in respect of which the particular share or class of shares or renounceable right of allotment of a share is a Participating Security;

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(e)	"communication" shall include a communication comprising sounds or images or both and a communication effecting a payment;

(f)	“dividend" shall mean a distribution or a bonus;

(g)	"execution" shall mean any mode of execution (and "executed’’ shall be construed accordingly);

(h)	"holder" shall mean (in relation to any share) the member whose name is entered in the Register as the holder or, where the context permits, the members whose names are entered in the Register as the joint holders of that share;

(i)	"member" shall mean a member of the Company or, where the context requires, a member of the Board or of any committee;

(j)	''paid up" shall mean paid up or credited as paid up;

(k)	"person entitled by transmission" shall mean a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the Register;

(l)	"share" shall mean a share in the capital of the Company; and

(m)	“writing" or "written" shall mean printing, typewriting, lithography, photography and any other mode or modes of representing or reproducing words in a legible and nontransitory form.

2.3.	Statutory provisions

A reference to any statute or provision of a statute shall include any orders , regulations or other subordinate legislation made under it and shall, unless the context otherwise requires, include any statutory modification or re-enactment of it for the time being in force.

2.4.	The Act

Save as aforesaid, and unless the context otherwise requires, words or expressions contained in these Articles shall bear the same meaning as in the Act.

2.5.	Resolutions

In these Articles any reference to a special resolution shall be to a resolution passed or requiring to be passed by a majority of not less than three-fourths of such members as, being entitled so to do, vote in person or by proxy, at a general or class meeting (as the case may be); otherwise, any reference in these Articles to a resolution or an ordinary resolution shall be a reference to a resolution requiring to be passed by a majority of not less than half of such members as, being entitled so to do, vote in person or by proxy, at a general or class meeting (as the case may be). Any resolution which does not require to be passed as a special resolution shall nevertheless be treated as passed if passed by special resolution.

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2.6.	Headings

The headings are inserted for convenience only and shall not affect the construction of these Articles.

3.	Registered office

The Office shall be at such place in the Isle of Man as the Board shall from time to time appoint.

B.	Share capital

4.	Share capital amount

Unless the Company shall by resolution otherwise direct, the amount of share capital of the Company available for issue is €7,730,000 divided into 773,000,000 ordinary shares of €0.01 each.

5.	Allotment and pre-emption rights

5.1.	Shares under the control of the Directors

Subject to the following provisions of these Articles and any resolution of the Company, all unissued shares in the Company shall be at the disposal of the Board and they may allot, grant options over or otherwise deal with or dispose of them to such persons, at such times and on such terms as the Board may decide.

5.2.	Pre-emption rights on allotment

(a)	Subject to the provisions of this Article 5.2, the Company shall not allot equity securities on any terms unless:

(i)	the Directors have made an offer to each person who holds equity securities of the same class to allot to him, on the same or more favourable terms, such proportion of those new equity securities that is as nearly as practicable (fractions being disregarded, provided that any fraction is rounded down) equal to the proportion that the relevant person’s existing holding of equity securities bears to all the issued equity securities of such class; and

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(ii)	the Directors (if any equity securities remain unallocated after the offer referred to in paragraph (a)(i) above) have made an offer to each person who holds other equity securities in the capital of the Company to allot to him, on the same or more favourable terms, such proportion of those new equity securities that is as nearly as practicable (fractions being disregarded, provided that any fraction is rounded down) equal to the proportion that the relevant person’s existing holding of equity securities bears to all the issued equity securities of such class; and

(iii)	the period, which shall not be less than 14 days, during which any offer referred to in paragraphs (a)(i) and (ii) above may be accepted has expired or the Company has received notice of the acceptance or refusal of every offer made.

(b)	Paragraph (a) of this Article 5.2 shall not apply to:

(i)	a particular allotment of new equity securities if these are, or are to be, wholly or partly paid up otherwise than in cash; or

(ii)	the allotment of new equity securities pursuant to any employee share plans operated by the Company.

(c)	An offer by the Directors referred to in paragraph (a) of this Article 5.2 shall be made to a holder of relevant equity securities in accordance with these Articles as if such offer was a notice as referred to in these Articles and the provisions in these Articles relating to service shall apply subject to any necessary modifications.

(d)	The members may, by special resolution, resolve that the provisions of paragraph (a) of this Article 5.2 shall not apply to:

(i)	one or more allotments of new equity securities specified in such resolution; or

(ii)	any allotments of new equity securities (subject to any overall limit specified in the resolution) during a period specified in such resolution, such period not to exceed five years, save that the Company may, before the expiry of such period, make an offer or agreement which would or might require new equity securities to be allotted after the expiry of that period and the Directors may allot new equity securities in pursuance of such offer or agreement as if such period had not expired.

(e)	For the purposes of this Article 5.2:

(i)	‘‘equity securities’’ means shares or a right to subscribe for, or to convert securities into, shares; and

(ii)	‘‘allotment of equity securities’’ includes the grant of a right to subscribe for, or to convert any securities into, shares but does not include the allotment of shares pursuant to such right. It also includes the sale of shares in the Company that immediately before the sale were held by the Company as treasury shares.

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6.	Power to attach rights and issue redeemable shares

6.1.	Rights attaching to shares

Subject to the provisions of the Act and to any special rights for the time being attached to any existing shares, any shares may be allotted or issued with or have attached to them such preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, transfer, return of capital or otherwise as the Company may from time to time by resolution determine or if no such resolution has been passed, or so far as the resolution does not make specific provision, as the Board may determine.

6.2.	Purchase and Redemption of Shares

Subject to any shares expressly being non-redeemable as a term of their issue, shares may be redeemed or otherwise acquired for any consideration provided that such redemption or acquisition does not contravene section 60 of the Act or the Solvency Test; the process for redemption or acquisition of shares shall be determined by the Directors in their absolute discretion and the Directors may, for the avoidance of doubt, permit an offer to one or more holders of shares in accordance with section 53(1) (b) (ii) of the Act, subject to section 54 of the Act.

6.3.	Redemption dates

The date on which or by which, or dates between which, any redeemable shares are to be or may be redeemed may be fixed by the Directors and in such a case must be fixed by the Directors before the shares are issued. Unless otherwise specified in these Articles, the amount payable on redemption of any redeemable shares shall be the par value of such shares.

7.	Share warrants

The Company shall have no power to issue any warrants stating that the bearer thereof is entitled to the shares specified therein. Subject to this, however, the Company shall have the power to issue warrants to subscribe for shares.

8.	Commission and brokerage

The Company may exercise the powers conferred by the Act to pay commissions or brokerage to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company to the full extent permitted by the Act. Any such commission or brokerage may be satisfied by the payment of cash, the allotment of fully or partly paid shares, the grant of an option to call for an allotment of shares or any combination of such methods.

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9.	Trusts not to be recognised

Except as otherwise expressly provided by these Articles, as required by law or as ordered by a court of competent jurisdiction, the Company shall not recognise any person as holding any share on any trust and (except as aforesaid) the Company shall not be bound by or recognise (even if having notice of it) any equitable, contingent, future, partial or other claim to or interest in any share or any interest in any fractional part of a share except an absolute right of the holder to the whole of the share.

10.	Renunciation of shares

Subject to the provisions of the Act and of these Articles, the Directors may at any time after the allotment of any share but before any person has been entered in the Register as the holder recognise a renunciation of it by the allottee in favour of some other person and may accord to any allottee of a share the right to effect such renunciation upon and subject to such terms and conditions as the Directors may think fit to impose.

11.	Increase, consolidation and sub division

To the extent that the shares in the capital of the Company comprise shares with a par value, the Company in general meeting may from time to time by ordinary resolution:

(a)	increase its share capital by such sum to be divided into shares of such amount as the resolution prescribes;

(b)	consolidate and/or divide, re-designate or redenominate or convert all or any of its share capital into shares of larger or smaller par value, into shares having a purchase price of another currency, or into different classes of shares than its existing shares; and

(c)	sub-divide its shares or any of them into shares of smaller par value and may by such resolution determine that as between the shares resulting from such sub-division, one or more of the shares may, as compared with the others, have any such preferred, deferred or other special rights or be subject to any such restrictions as the Company has power to attach to unissued or new shares but so that the proportion between the amount paid up and the amount (if any) not paid up on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived.

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12.	Fractions

12.1.	Power to deal with fractional entitlements

Whenever as the result of any consolidation, division or sub-division of shares any member would become entitled to fractions of a share, the Board may deal with the fractions as it thinks fit and in particular (but without prejudice to the generality of the foregoing):

(a)	the Board may determine which of the shares of such holder are to be treated as giving rise to such fractional entitlement and may decide that any of those shares shall be consolidated with any of the shares of any other holder or holders which are similarly determined by it to be treated as giving rise to a fractional entitlement for such other holder or holders into a single consolidated share and the Board may on behalf of all such holders, sell such consolidated share for the best price reasonably obtained to any person (including the Company) and distribute the net proceeds of sale after deduction of the expenses of sale in due proportion among those holders (except that any amount otherwise due to a holder, being less than £3 or such other sum as the Board may from time to time determine may be retained for the benefit of the Company); or

(b)	provided that the necessary unissued shares are available, the Board may issue to such holder, credited as fully paid, by way of capitalisation the minimum number of shares required to round up his holding to an exact multiple of the number of shares to be consolidated into a single share (such issue being deemed to have been effected prior to consolidation), and the amount required to pay up such shares shall be appropriated at the Board's discretion from any of the sums standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve) or to the credit of profit and loss account and capitalized by applying the same in paying up the share.

12.2.	Sale of fractions

For the purposes of any sale of consolidated shares pursuant to Article 12.1 (Power to deal with fractional entitlements), the Board may in the case of Certificated shares authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser or in the case of Uncertificated shares exercise any power conferred on it by Article 20.5 (Forfeiture and sale), and the transferee shall not be bound to see to the application of the purchase money in respect of any such sale, nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale or transfer and any instrument or exercise shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

13.	Reduction of capital

Subject to compliance with the Solvency Test and to any rights for the time being attached to any shares, the Company may by special resolution reduce it’s paid up share capital in any manner.

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14.	Purchase of own shares

Shares may be purchased or otherwise acquired by the Company for any consideration provided that such purchase does not contravene section 60 of the Act or the Solvency Test; the process for purchase or acquisition of shares shall be determined by the Directors in their absolute discretion and the Directors may, for the avoidance of doubt, permit an offer to one or more holders of shares in accordance with section 53(1) (b) (ii) of the Act, subject only to section 54 of the Act.

C.	Variation of class rights

15.	Sanction to variation

Subject to the provisions of the Act, if at any time the share capital of the Company is divided into shares of different classes any of the rights for the time being attached to any share or class of shares in the Company (and notwithstanding that the Company may be or be about to be in liquidation) may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated in such manner (if any) as may be provided by such rights or, in the absence of any such provision, either with the consent in writing of the holders of not less than three quarters in par value of the issued shares of the class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class duly convened and held as provided in these Articles (but not otherwise). The foregoing provisions of this Article shall apply also to the variation or abrogation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the separate rights of which are to be varied. Subject to the terms of issue or the rights attached to any shares the rights or privileges attached to any class of shares shall be deemed not to be varied or abrogated by the Board resolving that a class of shares is to become or to cease to be a Participating Security.

16.	Class meetings

All the provisions in these Articles as to general meetings shall mutatis mutandis apply to every meeting of the holders of any class of shares save that:

(a)	the quorum at every such meeting shall be one or more persons holding or representing by proxy at least one-third of the par value paid up on the issued shares of the class;

(b)	every holder of shares of the class present in person or by proxy may demand a poll;

(c)	each such holder shall on a poll be entitled to one vote for every share of the class held by him; and

(d)	if at any adjourned meeting of such holders, such quorum as aforesaid is not present, not less than one person holding shares of the class who is present in person or by proxy shall be a quorum.

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17.	Deemed variation

Subject to the terms on which any shares may be issued, the rights or privileges attached to any class of shares shall be deemed to be varied or abrogated by the reduction of the capital paid up on such shares or by the allotment of further shares ranking in priority for the payment of a dividend or in respect of capital or howsoever or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares but shall not be deemed to be varied or abrogated by the creation or issue of any new shares ranking pari passu in all respects (save as to the date from which such new shares shall rank for dividend) with or subsequent to those already issued or by the purchase or redemption by the Company of its own shares in accordance with the provisions of the Act and these Articles.

D.	Share certificates

18.	Right to certificates

18.1.	Issue of certificates

On becoming the holder of any Certificated share every person shall be entitled without charge to have issued within two months after allotment or fourteen days after lodgement of a transfer (unless the terms of issue of the shares provide otherwise or the transfer is one which the Company is for any reason entitled to refuse to register and does not register) one certificate for all the Certificated shares of any one class registered in his name and to a separate certificate for each class of Certificated shares so registered. Such certificate shall specify the number, class and distinguishing numbers (if any) of the shares in respect of which it is issued and the amount or respective amounts paid up on them and shall be issued either under the Seal (which may be affixed to it or printed on it) or in such other manner having the same effect as if issued under a seal and, having regard to the rules and regulations applicable to the Recognised Investment Exchange(s) to which the Company's shares are admitted, as the Board may approve.

18.2.	Distinguishing numbers

If and so long as all the issued shares of the Company or all the Issued shares of a particular class are fully paid up and rank pari passu for all purposes then none of those shares shall bear a distinguishing number. In all other cases each share shall bear a distinguishing number.

18.3.	Joint holders

The Company shall not be bound to issue more than one certificate in respect of Certificated shares held jointly by two or more persons. Delivery of a certificate to the person first named on the register shall be sufficient delivery to all joint holders.

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18.4.	Balancing certificates

Where a member has transferred part only of the shares comprised in a certificate he shall be entitled without charge to a certificate for the balance of such Certificated shares.

18.5.	Restrictions on certificates

No certificate shall be issued representing Certificated shares of more than one class.

19.	Replacement certificates

19.1.	Consolidation of certificates

Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate for such shares issued in lieu, subject to the payment of such reasonable fee (if any) as the Board may determine, on surrender of the original certificates for cancellation.

19.2.	Splitting share certificates

If any member shall surrender for cancellation a share certificate representing Certificated shares held by him and request the Company to issue in lieu two or more share certificates representing such Certificated shares in such proportions as he may specify, the Board may, if it thinks fit, comply with such request subject to the payment of such reasonable fee (if any) as it may determine.

19.3.	Renewal or replacement

Share certificates may be renewed or replaced on such terms as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out of pocket expenses (including those incurred by the Company in investigating such evidence and preparing such indemnity and security) as the Board may decide, and on surrender of the original certificate (where it is defaced or worn out) but without any further charge.

19.4.	Joint holders

In the case of shares held jointly by several persons, any such request as is mentioned in this Article 19 (Replacement certificates) may be made by any one of the joint holders.

20.	Uncertificated shares

20.1.	Participating security

The Board may resolve that a class of shares is to become, or is to cease to be, a Participating Security and may implement such arrangements as it thinks fit in order for any class of shares to be admitted to settlement by means of an Uncertificated System. Shares of a class shall not be treated as forming a separate class from other shares of the same class as a consequence only of such shares being held in Uncertificated form. Any share of a class which is a Participating Security may be changed from an Uncertificated share to a Certificated share and from a Certificated share to an Uncertificated share in accordance with the Uncertificated Regulations. For any purpose under these Articles, the Company may treat a member's holding of Uncertificated shares and of Certificated shares of the same class as if they were separate holdings, unless the Board otherwise decides.

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20.2.	Application of Articles

These Articles apply to uncertificated shares of a class which is a Participating Security only to the extent that these Articles are consistent with the holding of such shares in uncertificated form, with the transfer of title to such shares by means of the Uncertificated System and with the Uncertificated Regulations.

20.3.	Board regulations

The Board may lay down regulations not included in these Articles which:

(a)	apply to the issue, holding or transfer of Uncertificated shares (in addition to or in substitution for any provisions in these Articles);

(b)	set out (where appropriate) the procedures for conversion, redemption and/or purchase of Uncertificated shares; and/or

(c)	the Board considers necessary or appropriate to ensure that these Articles are consistent with the Uncertificated Regulations and/or the Operators rules and practices.

Such regulations will apply instead of any relevant provisions in these Articles which relate to certificates and the transfer, conversion, redemption and purchase of shares or which are not consistent with the Uncertificated Regulations, in all cases to the extent (if any) stated in such regulations. If the Board makes any such regulations, Article 20.2 will (for the avoidance of doubt) continue to apply to these Articles, when read in conjunction with those regulations.

20.4.	Instructions via an Uncertificated system

Any instruction given by means of an Uncertificated System as referred to in these Articles shall be a dematerialized instruction given in accordance with the Uncertificated Regulations, the facilities and requirements of the Uncertificated System and the Operator's rules and practices.

20.5.	Forfeiture and sale

Where the Company is entitled under the Operators rules and practices, these Articles or otherwise to dispose of, forfeit, enforce a lien over or sell or otherwise procure the sale of any shares of a class which is a Participating Security which are held in Uncertificated form, the Board may take such steps (subject to the Uncertificated Regulations and to such rules and practices) as may be required or appropriate, by instruction by means of an Uncertificated System or otherwise, to effect such disposal, forfeiture, enforcement or sale including by (without limitation):

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(a)	requesting or requiring the deletion of any computer based entries in the Uncertificated System relating to the holding of such shares in Uncertificated form;

(b)	altering such computer-based entries so as to divest the holder of such shares of the power to transfer such shares other than to a person selected or approved by the Company for the purpose of such transfer;

(c)	requiring any holder of such shares, by notice in writing to him, to change his holding of such Uncertificated shares into Certificated form within any specified period;

(d)	requiring any holder of such shares to take such steps as may be necessary to sell or transfer such shares as directed by the Company;

(e)	otherwise rectify or change the Register in respect of any such shares in such manner as the Board consider appropriate (including, without limitation, by entering the name of a transferee into the Register as the next holder of such shares);

(f)	appointing any person to take any steps in the name of any holder of such shares as may be required to change such shares from Uncertificated form to Certificated form and/or to effect the transfer of such shares (and such steps shall be effective as if they had been taken by such holder); and/or

(g)	taking such other action as may be necessary to enable such shares to be registered in the name of the person to whom the shares have been sold or disposed of.

E.	Lien on shares

21.	Lien on shares not fully paid

The Company shall have a first and paramount lien on any of its shares which are not fully paid, but only to the extent and in the circumstances permitted by law. The lien shall also extend to all distributions and other moneys from time to time declared or payable in respect of such share. The Board may waive any lien which has arisen and may resolve that any share shall for some limited period be exempt wholly or partially from the provisions of this Article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien (if any) on that share.

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22.	Enforcement of lien by sale

22.1.	The Company may sell in any manner decided by the Board all or any of the shares subject to any lien at such time or times and in such manner as it may determine, save that no sale shall be made until such time as the moneys in respect of which such lien exists or some part of them are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing stating the amount due, or specifying the liability or engagement and demanding payment or fulfilment or discharge of them, and giving notice of intention to sell in default, shall have been served on the holder or the persons (if any) entitled by transmission to the shares and default in payment, fulfilment or discharge shall have been made by him or them for fourteen Clear Days after service of such notice.

22.2.	Title

A statutory declaration in writing that the declarant is a Director and that a share has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

22.3.	Perfection of transfer

For giving effect to any such sale, the Board may in the case of Certificated shares authorise some person to execute an Instrument of transfer of the shares sold in the name and on behalf of the holder or the persons entitled by transmission in favour of the purchaser or as the purchaser may direct and in the case of Uncertificated shares exercise any power conferred on it by Article 20.5 (Forfeiture and sale) to effect a transfer of the shares. The purchaser shall not be bound to see to the application of the purchase money in respect of any such sale and the title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale. Any instrument or exercise shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to the shares to which it relates.

23.	Application of proceeds of sale

The net proceeds of any sale of shares subject to any lien after payment of the costs shall be applied in or towards satisfaction of so much of the amount due to the Company or of the liability or engagement (as the case may be) as Is presently payable or is liable to be presently fulfilled or discharged. The balance (if any) shall (in the case of Certificated shares) on surrender to the Company for cancellation of the certificate for the shares sold and in all cases subject to a like lien for any moneys not presently payable or any liability or engagement not liable to be presently fulfilled or discharged as existed on the shares before the sale be paid to the holder of (or the person (if any) entitled by transmission to) the shares immediately prior to sale.

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F.	Calls on shares

24.	Calls

Subject to the terms of allotment of shares, the Board may from time to time make calls on the members in respect of any moneys unpaid on the shares or any class of shares held by them respectively (whether in respect of par value or premium) and not payable on a date fixed by or in accordance with the terms of issue provided that no call on any share shall be payable within one month from the date fixed for the payment of the last preceding call. Each member shall (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made and whether or not by instalments) be liable to pay the amount of every call so made on him as required by the notice. A call shall be deemed to have been made at the time when the resolution of the Board authorising such call was passed or (as the case may require) any person to whom power has been delegated pursuant to these Articles serves notice of exercise of such power. A call may be revoked or postponed as the Board may decide. A call may be required to be paid by instalments and may before receipt by the Company of any sum due under it be either revoked or postponed in whole or part as regards all or any such members as the Board may determine. A person on whom a call is made shall remain liable notwithstanding the subsequent transfer of the shares in respect of which the call was made; the joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of them.

25.	Interest on calls

If the whole of the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay all reasonable costs, charges and expenses that the Company may have incurred by reason of such non-payment together with interest on the unpaid amount from the day appointed for payment thereof to the time of actual payment at the rate fixed by the terms of the allotment of the share or, if no rate is so fixed, at such rate, not exceeding fifteen per cent per annum, as the Board shall determine and specify in the notice of the call. The Board may waive payment of such costs, charges, expenses or interest in whole or in part.

26.	Rights of member when call unpaid

No member shall be entitled to receive any dividend or to be present and vote at any general meeting or at any separate meeting of the holders of any class of shares either personally or (save as proxy for another member) by proxy, or be reckoned in a quorum or to exercise any other privilege as a member unless and until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

27.	Sums due on allotment treated as calls

Any sum payable in respect of a share on allotment or at any fixed date whether as an instalment of a call or otherwise shall for all purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which, by the terms of allotment or in the notice of call, it becomes payable. If it is not paid, the provisions of these Articles shall apply as if such amount had become due and payable by virtue of a call duly made and notified.

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28.	Power to differentiate

The Board may make arrangements on the allotment or issue of shares for a difference as between the allottees or holders of such shares in the amount and time of payment of calls.

29.	Payment in advance of calls

The Board may if it thinks fit receive from any member willing to advance it all or any part of the moneys uncalled and unpaid on the shares held by him. Such payment in advance of calls shall extinguish pro tanto the liability on the shares on which it is made. The Company may pay interest on the money paid in advance or so much of it as exceeds the amount for the time being called up on the shares in respect of which such advance has been made at such rate, not exceeding fifteen per cent per annum, as the Board may decide until and to the extent that it would, but for the advance, become payable. The Board may at any time repay the amount so advanced on giving to such member not less than three months' notice in writing of its intention in that regard, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. No sum paid in advance of calls shall entitle the holder of a share in respect of them to any portion of a dividend subsequently declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

G.	Forfeiture of shares

30.	Notice if call not paid

If any member fails to pay the whole of any call or any instalment of any call on or before the day appointed for payment the Board may at any time serve a notice in writing on such member, or on any person entitled to the shares by transmission, requiring payment, on a date not less than fourteen Clear Days from the date of the notice, of the amount unpaid and any interest which may have accrued on it and any reasonable costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where the payment is to be made and state that, if the notice is not complied with, the shares in respect of which such call was made will be liable to be forfeited.

31.	Forfeiture for non-compliance

If the notice referred to in Article 30 (Notice if call not paid) is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared or other moneys payable in respect of the forfeited shares and not paid before the forfeiture, and shall be deemed to occur at the time of the passing of the said resolution of the Board.

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32.	Notice after forfeiture

When any share has been forfeited notice of the forfeiture shall be served on the person who was before forfeiture the holder of the share or the person entitled to such share by transmission (as the case may be). An entry of such notice having been given and of the forfeiture with the date of it shall forthwith be made in the Register in respect of such share together with a note that dealings are not permitted in the share. However, no forfeiture shall be invalidated by any omission to give such notice or to make such entry as aforesaid.

33.	Forfeiture may be annulled

The Board may at any time before any share so forfeited has been cancelled or sold, re-allotted or otherwise disposed of annul the forfeiture, on the terms that payment shall be made of all calls and interest due thereon and all expenses incurred in respect of the share and on such further terms (if any) as the Board shall see fit.

34.	Surrender

The Board may accept a surrender of any share liable to be forfeited under these Articles upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited. In such case, references in these Articles to forfeiture shall include surrender.

35.	Disposal of forfeited shares

Every share which shall be forfeited may be sold, re-allotted or otherwise disposed of either to the person who was before forfeiture its holder or entitled to it or to any other person on such terms and in such manner as the Board shall determine and, in the case of re-allotment, whether with or without all or any part of the amount previously paid up on the share being treated as so paid up. The Board may, for the purposes of the disposal in the case of Certificated shares, authorise some person to transfer the share in question and may enter the name of the transferee in respect of the transferred share in the Register notwithstanding the absence of any share certificate being lodged in respect of it and may issue a new certificate to the transferee in respect of Certificated shares transferred to it. An instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of or the person entitled by transmission to the share. In the case of Uncertificated shares the Board may exercise any power conferred on it by Article 20.5 (Forfeiture and sale) to effect a transfer of the shares. The Company may, if the Board considers it just and equitable to do so, receive the consideration (if any) given for the share on its disposal.

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36.	Effect of forfeiture

A shareholder whose shares have been forfeited shall cease to be a member in respect of the shares forfeited and shall in the case of Certificated share surrender to the Company for cancellation the certificate for such shares. He shall nevertheless be liable (unless payment is waived In whole or in part by the Directors) to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest on them from the date of the forfeiture to the date of payment at the rate at which interest was payable on those amounts before the forfeiture or, if no interest was so payable, at such rate not exceeding fifteen per cent per annum as the Board may determine, in the same manner in all respects as if the shares had not been forfeited, and to satisfy all (if any) claims, demands and liabilities which the Company might have enforced in respect of the shares at the time of forfeiture without any reduction or allowance for the value of the shares at the time of forfeiture or for any consideration received on the disposal.

37.	Extinction of claims

The forfeiture of a share shall include all dividends and other payments or distributions declared in respect of the forfeited shares and not paid or distributed before forfeiture.

38.	Evidence of forfeiture

A statutory declaration by a Director that a share has been forfeited in pursuance of these Articles and stating the date on which it was forfeited shall as against all persons claiming to be entitled to the share adversely to its forfeiture, be conclusive evidence of the facts stated in it. The declaration, together with the receipt of the Company for the consideration (if any) given for the share on its sale or disposition and a certificate for the share under the Seal delivered to the person to whom it is sold or disposed of, shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. Subject to the execution of any necessary transfer in the case of a Certificated share, such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition and shall not be bound to see to the application of the purchase money or other consideration (if any) nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture or disposal of the share. Such person shall not (except by express agreement with the Company) become entitled to any dividend which might have accrued on the share before the completion of the sale or disposition thereof.

H.	Transfer of shares

39.	Form of transfer

Each member may transfer all or any of his shares in the case of Certificated shares by instrument of transfer in writing in any usual form or in any form approved by the Board or in the case of Uncertificated shares without a written instrument in accordance with the Uncertificated Regulations. Any written instrument shall contain the business or residential address of the transferee and be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee. The transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect of it.

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40.	Right to refuse registration

40.1.	Registration of Certificated share transfer

The Board may in its absolute discretion and without giving any reason refuse to register any transfer of a Certificated share unless:

(a)	it is in respect of a share which is fully paid up;

(b)	it is in respect of a share on which the Company has no lien;

(c)	it is in respect of only one class of shares;

(d)	it is in favour of a single transferee or not more than four joint transferees;

(e)	it is duly stamped (if so required); and

(f)	it is delivered for registration to the registered agent of the Company, or such other person as the Board may from time to time appoint, accompanied (except in the case of a transfer where a certificate has not been required to be issued) by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to prove the title of the transferor and the due execution by him of the transfer or if the transfer is executed by some other person on his behalf, the authority of that person to do so, provided that such discretion may not be exercised in such a way as to prevent dealings in such shares from taking place on an open and proper basis.

40.2.	Registration of an Uncertificated share transfer

The Board shall register a transfer of title to any Uncertificated share or the renunciation or transfer of any renounceable right of allotment of a share which is a Participating Security held in Uncertificated form in accordance with the. Uncertificated Regulations, except that the Board may refuse (subject to any relevant requirements applicable to the Recognised Investment Exchange(s) to which the shares of the Company are admitted) to register any such transfer or renunciation which is in favour of more than four persons jointly or in any other circumstance permitted by the Uncertificated Regulations.

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40.3.	Transfers to minors, bankrupts or mentally disordered persons

No transfer of any share shall be made:

(a)	to a minor; or

(b)	to a bankrupt; or

(c)	to any person who is, or may be, suffering from mental disorder and either:

(i)	has been admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 (an Act of Parliament) or any similar statute relating to mental health (whether in the United Kingdom, the lsle of Man or elsewhere); or

(ii)	an order has been made by any court having jurisdiction (whether in the United Kingdom, the Isle of Man or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs and the Directors shall refuse to register the purported transfer of a share to any such person.

40.4.	Intentionally left blank

40.5.	Intentionally left blank

41.	Notice of refusal

If the Board refuses to register a transfer of a share it shall, within two months after the date on which the transfer was lodged with the Company, send notice of the refusal to the transferee. Any instrument of transfer which the Board refuses to register shall (except In the case of suspected fraud) be returned to the person depositing it. All instruments of transfer which are registered may be retained by the Company.

42.	Closing of register

The registration of transfers of shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Board in its absolute discretion may from time to time determine (subject to the Uncertificated Regulations in the case of any shares of a class which is a Participating Security). Notice of closure of the Register shall be given in accordance with the requirements of the Act.

43.	No fees on registration

No fee shall be charged for registration of a transfer or on the registration of any probate, letters of administration, certificate of death or marriage, power of attorney, notice or other instrument relating to or affecting the title to any shares or otherwise for making any entry in the Register affecting the title to any shares.

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44.	Recognition of renunciation of allotment of shares

Nothing in these Articles shall preclude the Board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

I.	Transmission of shares

45.	On death

If a member dies the survivors or survivor where he was a joint holder and his executors or administrators where he was a sole or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his shares. Nothing in these Articles shall release the estate of a deceased member from any liability in respect of any share which has been solely or jointly held by him.

46.	Election of person entitled by transmission

Any person entitled to a share by transmission, may, on such evidence as to his title being produced as the Board may reasonably require, elect either to become registered as a member or to have some person nominated by him registered as a member. If he elects to become registered himself he shall give written notice signed by him to the Company to that effect. If he elects to have some other person registered he shall, in the case of a Certificated share, execute an instrument of transfer of such shares to that person and, in the case of an Uncertificated share, either procure that all appropriate instructions are given by means of the Uncertificated System to effect the transfer of such share to such person or change the Uncertificated share to Certificated form and then execute an instrument of transfer of such share to such person. All the provisions of these Articles relating to the transfer of shares shall apply to the notice, instrument of transfer or instructions (as the case may be) as if it were an instrument of transfer executed or instructions given by the member and his death, bankruptcy or other event had not occurred and any notice or transfer were executed by such member. Where the entitlement of a person to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the Board, the Board shall, within two months after proof, cause the entitlement of that person to be noted In the Register.

47.	Rights on transmission

Where a person is entitled to a share by transmission, the rights of the holder in relation to such share shall cease. However, the person so entitled may give a good discharge for any dividends and other moneys payable in respect of it and shall have the same rights to which he would be entitled if he were the holder of the share except that he shall not before he is registered as the holder of the share be entitled in respect of it to give notice of or to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares of the Company. The Board may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends and other moneys payable in respect of such share until the requirements of the notice have been complied with.

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J.	General meetings

48.	Annual general meetings

The Board shall convene in each year a general meeting of the members of the Company called the annual general meeting; any annual general meeting so convened shall be held at such time and place as the Board may determine. Notwithstanding the foregoing, the first annual general meeting of the Company shall be held in 2011.

49.	Extraordinary general meetings

All general meetings other than annual general meetings shall be called extraordinary general meetings.

50.	Convening of extraordinary general meeting

The Board may convene an extraordinary general meeting whenever it thinks fit. At any meeting convened by the Board or any meeting requisitioned pursuant to section 67(2) of the Act no business shall be transacted except that stated by the requisition or proposed by the Board. If there are not sufficient members of the Board to convene a general meeting, any Director or any member of the Company may call a general meeting.

51.	Notice of general meetings

51.1.	Length of notice

Any annual general meeting and any extraordinary general meeting convened for the passing of a special resolution or a resolution appointing a person as a Director shall be convened by not less than twenty-one Clear Days' notice in writing. Other extraordinary general meetings shall be convened by not less than fourteen Clear Days’ notice in writing. Notwithstanding that a meeting is convened by shorter notice than that specified in this Article, it shall be deemed to have been properly convened if it is so agreed by all the members entitled to attend and vote at the meeting.

51.2.	Form of notice

Every notice convening a general meeting shall specify:

(a)	whether the meeting is an annual general meeting or an extraordinary general meeting;

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(b)	the place; the day and the time of the meeting;

(c)	in the case of special business, the general nature of that business;

(d)	if the meeting is convened to consider a special resolution, the text of the resolution and the intention to propose the resolution as a special resolution; and

(e)	with reasonable prominence that a member entitled to attend and vote is entitled to appoint one or more proxies to attend and, on a poll, vote instead of him and that a proxy need not also be a member, and the place where instruments of proxy are to be deposited if the Board determines that place to be other than the Office.

51.3.	Entitlement to receive notice

The notice shall be given to the members (other than any who under the provisions of these Articles or of any restrictions imposed on any shares are not entitled to receive notice from the Company), to the Directors and to the Auditors and if more than one for the time being, to each of them.

52.	Omission to send notice

The accidental omission to send a notice of meeting or, in cases where it is intended that it be sent out with the notice, an Instrument of proxy, to, or the non-receipt of either by, any person entitled to receive the same shall not invalidate the proceedings at that meeting.

53.	Special Business

All business that is transacted at a general meeting shall be deemed special, except the following transactions at an annual general meeting:

(a)	the declaration of dividends;

(b)	the receipt and consideration of any annual accounts and any report of the Directors and the Auditors and other documents attached or annexed to the accounts;

(c)	the election or re-election of Directors;

(d)	the fixing of the Directors fees pursuant to Article 94 (Directors' fees); and

(e)	the re-appointment of the Auditors retiring (unless they were last appointed otherwise than by the Company in general meeting) and the fixing of the remuneration of the Auditors or the determination of the manner in which such remuneration is to be fixed.

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K.	Proceedings at general meetings

54.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the choice or appointment of a Chairman which shall not be treated as part of the business of the meeting. Subject to the provisions of Article 55 (If quorum not present), two persons entitled to attend and to vote on the business to be transacted , each being a member present in person or a proxy for a member or a duly authorised representative of a corporation which is a member, or one person entitled to attend and to vote on the business to be transacted, being a member holding not less than one tenth of the issued share capital of the Company and being present in person or by proxy, shall be a quorum. The provisions of section 67(4) of the Act are hereby excluded.

55.	If quorum not present

If within fifteen minutes (or such longer interval not exceeding one hour as the Chairman in his absolute discretion thinks fit) from the time appointed for the holding of a general meeting a quorum is not present, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, the meeting shall stand adjourned to later on the same day, to the same day in the next week at the same time and place, or to such other day and at such time and place as the Chairman (or, in default, the Board) may determine, being not less than fourteen nor more than twenty-eight days thereafter. If at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting one member present in person or by proxy or (being a corporation) by a duly authorised representative shall be a quorum. lf no such quorum is present or, if during the adjourned meeting a quorum ceases to be present, the adjourned meeting shall be dissolved. The Company shall give at least seven Clear Days' notice of any meeting adjourned through lack of quorum (where such meeting is adjourned to a day being not less than fourteen nor more than twenty-eight days thereafter).

56.	Security and meeting place arrangements

56.1.	Searches

The Board may direct that members or proxies wishing to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and shall be entitled in its absolute discretion to refuse entry to such general meeting to any member or proxy who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions.

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56.2.	Inadequate meeting place

If it appears to the Chairman that the meeting place specified in the notice convening the meeting is Inadequate to accommodate all members entitled and wishing to attend, the meeting shall nevertheless be duly constituted and its proceedings valid provided that the Chairman is satisfied that adequate facilities are available to ensure that any member who is unable to be accommodated is nonetheless able to participate in the business for which the meeting has been convened and to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise), whether in the meeting place or elsewhere, and to be heard and seen by all other persons so present in the same manner.

57.	Chairman

The Chairman of the Board shall preside as Chairman at every general meeting of the Company. If there be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the meeting or shall be unwilling to act as Chairman, the deputy Chairman (if any) of the Board shall if present and willing to act preside as Chairman at such meeting. If no Chairman or deputy Chairman shall be so present and willing to act, the Directors present shall choose one of their number to act or, if there be only one Director present, he shall be Chairman if willing to act. If no Director is willing to act as Chairman of the meeting or, if no Director is present within fifteen minutes of the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be Chairman of the meeting.

58.	Director may attend and speak

A Director shall notwithstanding that he is not a member be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares of the Company. The Chairman may invite any person to attend and speak at any general meeting of the Company whom the Chairman considers to be equipped by knowledge or experience of the Company's business to assist in the deliberations of the meeting.

59.	Power to adjourn

The Chairman of the general meeting may, with the consent of a meeting at which a quorum is present, and shall if so directed by the meeting, adjourn any meeting from time to time (or indefinitely) and from place to place as he shall determine. However, without prejudice to any other power which he may have under these Articles or at common law the Chairman may, without the need for the consent of the meeting, interrupt or adjourn any meeting from time to time and from place to place or for an indefinite period if he is of the opinion that it has become necessary to do so in order to secure the proper and orderly conduct of the meeting or to give all persons entitled to do so a reasonable opportunity of attending, speaking and voting at the meeting or to ensure that the business of the meeting is otherwise properly disposed of.

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60.	Notice of adjourned meeting

Where a meeting is adjourned indefinitely the Board shall fix the time and place for the adjourned meeting. Whenever a meeting is adjourned for fourteen days or more or indefinitely, seven Clear Days' notice at the least, specifying the place, the day and time of the adjourned meeting and the general nature of the business to be transacted, shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment or of the business to be transacted at any adjourned meeting.

61.	Business of adjourned meeting

No business shall be transacted at any adjourned meeting other than the business which might properly have been transacted at the meeting from which the adjournment took place.

L.	Voting

62.	Method of voting

At any general meeting a resolution put to a vote of the meeting shall be decided on a show of hands unless (before or immediately after the declaration of the result of the show of hands or on the withdrawal of any other demand for a poll) a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded by:

(a)	the Chairman of the meeting; or

(b)	by at least two members present in person or by proxy having the right to vote at the meeting; or

(c)	a member or members present in person or by proxy representing not less than one tenth of the voting rights of all the members having the right to vote at the meeting; or

(d)	a member or members present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right;

and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

63.	Chairman's declaration conclusive on show of hands

Unless a poll is duly demanded and the demand is not withdrawn a declaration by the Chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive; and an entry to that effect in the book containing the minutes of proceedings of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

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64.	Objection to error In voting

No objection shall be raised to the qualification of any voter or to the counting of or failure to count any vote except at the meeting or adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the Chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the Chairman decides that it is of sufficient magnitude to vitiate the resolution or may otherwise have affected the decision of the meeting. The decision of the Chairman on such matters shall be final and conclusive.

65.	Amendment to resolutions

If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the Chairman of the meeting, any error in such ruling shall not invalidate the proceedings on the substantive resolution. In the case of a resolution duly proposed as a special resolution no amendment to it (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted on. In the case of a resolution, no amendment to it (other than a mere clerical amendment to correct a manifest error) may be considered or voted upon unless notice of such proposed amendment is given to the Office at least forty-eight hours prior to the time appointed for holding the relevant meeting or adjourned meeting or (in the absence of any such notice) the Chairman of the meeting in his absolute discretion rules that the amendment is fit for consideration at the meeting.

66.	Procedure on a poll

66.1.	Timing of poll

Any poll duly demanded on the election of a Chairman of a meeting or on any question of adjournment shall be taken forthwith. A poll duly demanded on any other matter shall be taken in such manner (including the use of ballot or voting papers or tickets) and at such time and place, not being more than thirty days from the date of the meeting or adjourned meeting at which the poll was demanded, as the Chairman shall direct. The Chairman may, and if so directed by the meeting shall, appoint scrutineers who need not be members and may adjourn the meeting to some place and time fixed by him for the purpose of declaring the result of the poll. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven Clear Days' notice shall be given specifying the time and place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

66.2.	Continuance of the meeting

The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which a poll has been demanded. If a poll is demanded before the declaration of the result on a show of hands and the demand is duly withdrawn the meeting shall continue as if the demand had not been made.

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66.3.	Withdrawal of demand for a poll

The demand for a poll may before the poll is taken, be withdrawn, but only with the consent of the Chairman. A demand so withdrawn shall validate the result of a show of hands declared before the demand was made. If a demand is withdrawn, the persons entitled in accordance with Article 62 (Method of voting) may demand a poll.

66.4.	Voting on a poll

On a poll votes may be given in person or by proxy of (in the case of a corporate member) by a duly appointed representative. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

67.	Votes of members

67.1.	Number of votes

Subject to any special terms as to voting on which any shares may have been issued or may for the time being be held and to any suspension or abrogation of voting rights pursuant to these Articles, at any general meeting every member who (being an individual) is present in person shall on a show of hands have one vote and every member who (being a corporation) is present by duly authorised representative shall on a show of hands have one vote, and on a poll every member present In person or by proxy or (in the case of a corporate member) by duly authorised representative, shall have one vote for each share of which he Is the holder.

67.2.	Joint holders

If two or more persons are joint holders of a share, then in voting on any question the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the Register.

67.3.	Receivers and other persons

Where in the Isle of Man or elsewhere a receiver or other person (by whatever name called) has been appointed by any court claiming jurisdiction in that behalf to exercise powers with respect to the property or affairs of any member on the ground (however formulated) of mental disorder, the Board may in its absolute discretion on or subject to production of such evidence of the appointment as the Board may require, permit such receiver or other person authorised by a court or official, to vote in person or, on a poll, by proxy on behalf of such member at any general meeting. Evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote shall be deposited at the Office or at such other place as is specified in accordance with these Articles for the deposit of instruments of proxy not less than forty eight hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and In default the right to vote shall not be exercisable.

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68.	Casting vote

In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll was demanded shall be entitled to a second or casting vote in addition to any other vote that he may have.

69.	Voting by proxy

Any person (whether a member of the Company or not) may be appointed to act as a proxy. Deposit of an instrument of proxy shall not preclude a member from attending and voting in person at the meeting in respect of which the proxy is appointed or at any adjournment of it.

70.	Form of proxy

The appointment of a proxy shall:

(a)	be in any common form or in such other form as the Board may approve under the hand of the appointor or of his attorney duly authorised in writing or if the appointor is a corporation under its common seal or under the hand of some officer or attorney duly authorised in that behalf or shall be contained in an Electronic Communication sent to such address Of any) as may for the time being be notified by or on behalf of the Company for that purpose, provided that the Electronic Communication Is received in accordance with Article 71.1(b);

(b)	be deemed (subject to any contrary direction contained in the same) to confer authority to demand or join in demanding a poll and to vote on any resolution or amendment of a resolution put to the meeting for which it is given, as the proxy thinks fit, but shall not confer any further right to speak at the meeting except with the permission of the Chairman;

(c)	unless the contrary is stated in it be valid as well for any adjournment of the meeting as for the meeting to which it relates; and

(d)	where it is stated to apply to more than one meeting, be valid for all such meetings as well as for any adjournment of any such meetings.

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71.	Deposit of proxy

71.1.	The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a copy of such authority certified notarially or in some other way approved by the Board shall:

(a)	in the case of an instrument in writing, be deposited by personal delivery, post or facsimile transmission at the Office or at such other place within the Isle of Man or elsewhere as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than forty-eight hours before the time of the holding of the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of an appointment contained in an Electronic Communication, where an address has been specified for the purpose of receiving Electronic Communications:

(i)	in the notice convening the meeting; or

(ii)	in any instrument of proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation contained in an Electronic Communication to appoint a proxy issued by the Company in relation to the meeting be received at such address not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)	In the case of a poll taken more than forty-eight hours after it is demanded be deposited as aforesaid after the poll has been demanded and not less than twenty-four hours before the time appointed for the taking of the poll; or

(d)	where the poll is not taken forthwith but is taken not more than forty-eight hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman of the meeting;

and an appointment of a proxy not deposited, delivered or received in a manner so permitted shall be invalid. The Board may at its discretion treat a faxed or other machine made copy of a written instrument appointing a proxy as such an appointment for the purpose of this Article.

71.2.	Without limiting the foregoing, in relation to any shares which are held in Uncertificated form, the Board may from time to time permit appointments of a proxy to be made by means of an Electronic Communication in the form of an Uncertificated proxy instruction (that is, a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of an Uncertificated System and received by such participant in the Uncertificated System acting on behalf of the Company as the Directors may prescribe, in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the Uncertificated System); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated proxy instruction to be made by like means. The Board may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such participant. The Board may treat any such Uncertificated proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

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71.3.	For the purposes of Articles 70(a), 71.1(b) and 74 the term "address" in relation to Electronic Communications includes any number or address (including, in the case of any Uncertificated proxy instruction permitted pursuant to Article 71.2, an identification number of a participant in the relevant Uncertificated System concerned) used for the purposes of such communications.

71.4.	No appointment of a proxy shall be valid after the expiry of twelve months from the date named in it as the date of its execution except at an adjourned meeting or on a poll demanded at a meeting or an adjourned meeting in cases where the meeting was originally held within twelve months from such date.

71.5.	The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is delivered in a manner permitted by these Articles by Electronic Communication, but because of a technical problem it cannot be read by the recipient.

72.	More than one proxy may be appointed

A member may appoint more than one proxy to attend on the same occasion. When two or more valid but differing appointments of proxy are delivered in respect of the same share for use at the same meeting and in respect of the same matter, the one which is last validly delivered (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that share. If the Company is unable to determine which appointment was last validly delivered, none of them shall be treated as valid in respect of that share.

73.	Board may supply proxy cards

The Board shall at the expense of the Company send by post or otherwise forms of appointment of proxy (reply-paid or otherwise) with the notice convening any general meeting to members entitled to vote at the meeting. Such forms of appointment of proxy shall provide for at least three-way voting on all resolutions to be proposed at the meeting other than the resolutions relating to the procedure of the meeting. The accidental omission to send an appointment of proxy or the non-receipt of it by any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.

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74.	Revocation of proxy

A vote given or poll demanded in accordance with the terms of an appointment of a proxy shall be valid notwithstanding the death or mental disorder of the principal or the revocation of the appointment of the proxy, or of the authority under which the appointment of the proxy was executed or the transfer of the share in respect of which the appointment of the proxy is given unless notice of such death. mental disorder, revocation or transfer shall have been delivered to or received by the Company not later than the latest time at which the proxy should have been delivered to or received by the Company in order to be valid for use at the meeting or adjourned meeting at which the proxy is used, or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) not later than 24 hours before the time of the taking of the poll at which the vote is cast. Such notice of determination shall be either by means of an instrument delivered to the Office or to such other place within the Isle of Man or elsewhere as may be specified by or on behalf of the Company in accordance with Article 71.1(a) or contained in an Electronic Communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 71.1(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an Electronic Communication. For the purpose of this Article, an Electronic Communication which contained such notice of determination need not be in writing if the Board has determined that the Electronic Communication which contains the relevant proxy appointment need not be in writing.

75.	Disclosure of interests In shares and suspension of interests

75.1.	Disclosure of substantial interests in shares

(a)	Intentionally left blank;

(b)	Every person who, at any time after the date on which this Article comes into force, to his knowledge becomes interested, or becomes aware that he is or has become interested, in three per cent or more of the shares for the time being in issue of any relevant class of shares of the Company, shall be under an obligation to give to the Company notice in writing of that fact, specifying the information required under Article 75.1(e).

(c)	Every person who, at any time after the date on which this Article comes into force, ceases to be interested, or becomes aware that he has ceased to be interested, in three per cent or more of the shares for the time being in issue of any relevant class of shares of the Company, shall be under an obligation to give to the Company notice in writing of that fact, specifying the information required under Article 75.1(e).

(d)	Where:

(i)	a person is to his knowledge, interested in three per cent or more of the shares for the time being in Issue of any relevant class of shares of the Company; and

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(ii)	there occurs to his knowledge, or he becomes aware that there has occurred, an integer change in his percentage interest in the shares of that class for the time being in issue;

that person shall be under an obligation to give to the Company notice in writing of the change, specifying the information required under Article 75.1(e).

(e)	The information referred to in Article 75.1(b)-(d) is as follows:

(i)	the number of shares of the relevant class in which he was to his knowledge interested immediately after the obligation arose and the percentage of voting rights in the Company held through those shares (and/or any other direct or indirect holding of Relevant Financial Instruments in such shares);

(ii)	the chain of controlled undertakings through which voting rights are effectively held, if applicable;

(iii)	the date on which the threshold was reached or crossed;

(iv)	the identity and address of each registered holder of such shares and of any person entitled to exercise voting rights on behalf of that holder; and

(v)	in respect of any notification of voting rights arising from the holding of Relevant Financial Instruments, the following shall be required:

(A)	the resulting situation in terms of voting rights;

(B)	if applicable, the chain of controlled undertakings through which financial Instruments are effectively held;

(C)	the date on which the threshold was reached or crossed;

(D)	for instruments with an exercise period, an indication of that date or time period where shares will or can be acquired, if applicable;

(E)	date of maturity or expiration of the instrument; and

(F)	identity of the holder.

(f)	An obligation to give a notice to the Company under Article 75.1(b), 75.1(c) or 75.1(d) of this Article shall be fulfilled without delay and in any event before the end of the second working day after the day on which it arises.

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(g)	Every person who is to his knowledge interested in three per cent or more of the shares for the time being in issue of any relevant class of shares of the Company under Article 75.1(d) shall for as long as he remains so interested be under a continuing obligation to give to the Company notice in writing of the particulars in relation to those shares specified in Article 75.1(e) and of any change in those particulars, of which he becomes aware at any time after the event (or if more than one the most recent event) by virtue of which he became obliged by the preceding provisions of this Article to give notice to the Company of his interest. A notice given under this Article shall be given without delay and in any event before the end of the second working day after the day on which the person giving the notice becomes aware of the relevant facts.

(h)	A notice given to the Company under any of the preceding provisions of this Article by a person who is for the time being a party to an agreement to which Article 75.3(c) applies shall:

(i)	state that he is a party to such an agreement;

(ii)	include the names and (so far as known to him) the addresses of the other parties to the agreement, identifying them as such; and

(iii)	state whether any of the shares to which the notice relates are shares in which he is interested by virtue of 75.3(c) and, if so, the amount of such share.

(i)	Where a person gives a notice to the Company under Article 75. 1(c) in consequence of his having ceased to be interested in any shares by virtue of the fact that he or any other person has ceased to be a party to an agreement to which 75.3(c) applies, the notice shall include a statement that he or that other person has ceased to be a party to the agreement (as the case may require) and also (in the latter case) the name and (if known to him) the address of that other person.

75.2.	Register of substantial interest

(a)	The Directors shall keep a register for the purposes of Article 75.1 (in this Article hereafter referred to as "the Register of Substantial Interests") and shall procure that, whenever the Company receives information from a person in consequence of the fulfilment of an obligation imposed on him by that Article, that information is within three working days thereafter inscribed in the Register of Substantial Interests against that person's name, together with the date of the inscription.

(b)	Unless the Register of Substantial interests is in such a form as to constitute an index, the Directors shall ensure that the Register of Substantial Interests is made up in such a way that the entries against the respective names entered in it appear in chronological order.

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(c)	The Directors shall cause to be maintained an index of the names entered in the Register of Substantial Interests, containing in relation to each such name a sufficient indication to enable the Information entered against it to be readily found, and shall procure that within 10 days after the date on which a name is entered in the Register of Substantial Interests any necessary alteration is made in the index.

(d)	The Register of Substantial Interests' shall be kept at the Office.

(e)	The Register of Substantial Interests shall be open to inspection in the same manner as the Register in accordance with these Articles.

75.3.	Interpretation of Articles 75.1 to 75.2

(a)	In Articles 75.1 to 75.2 of these Articles and this Article:

(i)	"working day" means a day which is not a Saturday, a Sunday, Christmas Day, Good Friday or a bank holiday in the Isle of Man;

(ii)	a person's percentage interest in shares of any class is to be determined by expressing the aggregate nominal value of the shares of that class in which that person is for the time being interested as a percentage of the nominal value of the shares of that class then in issue and rounding that figure down, if it is not a whole number, to the nearest whole number;

(iiA)	"DTR" means (i) prior to 3 July 2016, the disclosure and transparency rules, and (ii) on and from 3 July 2016, the disclosure guidance and transparency rules, in each case produced by the UK Listing Authority;

(iii)	"shares of a relevant class" means:

(A)	shares of a class carrying the right to vote in all circumstances at general meetings of the Company; and

(B)	shares of a class which, whether presently or at a future date or contingently, is convertible into, or carries any right to subscribe for, share falling within (A) above;

and it is for this purpose irrelevant that the holders of some or all of the shares of a class are for the time being not entitled, as a result of the service of a Disenfranchisement Notice under Article 75.4, to vote at general meetings of the Company;

(iv)	"Relevant Financial Instrument" means a financial instrument relating to the Company's securities in respect of which disclosure would be required under DTR 5.3.1. if the Company were incorporated in England; and

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(v)	"controlled undertakings" shall be construed in accordance with the DTR.

(b)	For the purposes of Articles 75.1 to 75.2 a person is to be treated as interested in a share if, but only if:

(i)	he would be treated as so interested for the purposes of Part VI of the UK Act if section 203, section 208 and section 209 (but not section 205) of the UK Act applied to the Company; or

(ii)	he is to be so treated by virtue of Article 75.3(c); or

(iii)	he otherwise holds a Relevant Financial Instrument, and shall include any indirect interest to the extent that person is so interested.

(c)	For the purposes of any obligation of any person to give a notice to the Company under Article 75.1, or to give to the Directors any information under Article 75.4:

(i)	any person who is a party to an agreement to which this paragraph applies is to be treated as interested in shares in which any other party to that agreement is interested apart from the agreement (whether or not the interest of the other party in question was acquired, in pursuance of the agreement); and

(ii)	an interest of the party to such an agreement in shares is an interest apart from the agreement if he has or is treated as having that interest otherwise than by virtue of the application of this paragraph in relation to that agreement (and accordingly includes an interest which he is treated as having by virtue of the reference to section 203 or section 208 of the UK Act in Article 75.3(b) or by virtue of the application of this paragraph in relation to another such agreement).

(d)	Article 75.3(c) applies to any agreement between two or more persons which obliges them to adopt, by concerted exercise of the voting rights they hold, a lasting common policy towards the management of the Company.

(e)	The Company shall not by virtue of anything done for the purposes of Articles 75.1 to 75.2 or this Article be deemed to be affected with notice of, or put upon enquiry as to, the rights of any person in relation to any shares.

(f)	References in this Article to any enactment include any statutory modification, replacement, or re-enactment thereof for the time being in force.

75.4.	Disenfranchisement Notice

The Board may at any time serve an Information Notice upon a member. If a member has been issued with an Information Notice and has failed in relation to any shares the subject of the Information Notice ("Notice Shares") to furnish any information required by such notice within the time period specified therein , then the Board may at any time following fourteen days from the expiry of the date on which the information required to be furnished pursuant to the relevant Information Notice is due to be received by the Board, serve on the relevant holder a notice (in this Article called a "Disenfranchisement Notice") whereupon the following sanctions shall apply:

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(a)	Voting

the member shall not with effect from the service of the Disenfranchisement Notice be entitled in respect of the Notice Shares to attend or to vote (either in person or by representative or proxy) at any general meeting of the Company or at any separate meeting of the holders of any class of shares of the Company or on any poll or to exercise any other right conferred by membership in relation to any such meeting or poll; and

(b)	Dividends and transfers

where the Notice Shares represent at least 0.25 per cent in par value of their class:

(i)	any dividend or other money payable in respect of the Notice Shares shall be withheld by the Company, which shall not have any obligation to pay interest on it and the member shall not be entitled to elect pursuant to Article 138 (Payment of scrip dividends) to receive shares instead of that dividend; and

(ii)	subject in the case of Uncertificated shares to the Uncertificated Regulations no transfer, other than an Approved Transfer, of any Notice Shares held by the member shall be registered unless the member is not himself in default as regards supplying the information required pursuant to the relevant Information Notice and the member proves to the satisfaction of the Board that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer.

75.5.	Withdrawal notice

The Company may at any time withdraw a Disenfranchisement Notice by serving on the holder of the shares to which the same relates a notice in writing to that effect (a "Withdrawal Notice").

75.6.	Cessation of sanctions

Where the sanctions under Article 75.4 (Disenfranchisement Notice) apply in relation to any shares they shall cease to have effect:

(a)	if the shares are transferred by means of an Approved Transfer;

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(b)	at the end of the period of one week (or such shorter period as the Board may determine) following receipt by the Company of the information required by the notice mentioned in Article 75.4 and the Board being fully satisfied that such information is full and complete; or

(c)	on the date on which a Withdrawal Notice is served by the Company.

75.7.	Certificated form

The Board may:

(a)	give notice in writing to any member holding Notice Shares in Uncertificated form requiring the member to change his holding of such shares from Uncertificated form Into Certificated form within a specified period and then to hold such Notice Shares in Certificated form until the issue of a Withdrawal Notice; and

(b)	appoint any person to take any steps, by instruction by means of an Uncertificated System or otherwise, in the name of any holder of Notice Shares as may be required to change such shares from Uncertificated form into Certificated form (and such steps shall be effective as if they had been taken by such holder).

M.	Untraced members

76.	Power of sale

76.1.	Untraceable members

The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:

(a)	during the period of six years prior to the date of the publication of the advertisements referred to in paragraph (b) (or if published on different dates, the earlier or earliest of them) no cheque, order or warrant in respect of such share sent by the Company through the post in a prepaid envelope addressed to the member or to the person entitled by transmission to the share at his address on the Register or other last known address given by the member or person to which cheques, orders or warrants in respect of such share are to be sent has been cashed and the Company has received no communications in respect of such share from such member or person provided that during such period of six years at least three cash dividends (whether interim or final) in respect of the shares in question have become payable and no such dividend during that period has been claimed by the person entitled to it

(b)	on or after expiry of the said period of six years the Company has given notice of its intention to sell such share by advertisements in both a national daily newspaper published in the United Kingdom and in a newspaper circulating in the area in which the last known address of such member or person appeared;

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(c)	the said advertisements, if not published on the same day, shall have been published within thirty days of each other;

(d)	during the further period of three months following the date of publication of the said advertisements (or, if published on different dates the later or latest of them) and prior to the exercise of the power of sale the Company has not received any communication in respect of such share from the member or person entitled by transmission; and

(e)	the Company has given notice in accordance with the regulations of the relevant regulatory authority of its intention to make such sale and shall, if appropriate, have obtained the approval of the relevant regulatory authority to the proposed form of the said advertisement, if shares of the class concerned are admitted to a securities list and/or a Recognised Investment Exchange.

76.2.	Perfection of transfer

To give effect to any sale of shares pursuant to this Article 76 (Power of sale) the Board may in the case of Certificated shares authorise some person to transfer the shares in question and may enter the name of the transferee in respect of the transferred shares in the Register notwithstanding the absence of any share certificate being lodged in respect of it and may issue a new certificate to the transferee and in the case of Uncertificated shares exercise any power conferred on it by Article 20.5 (Forfeiture and sale) to effect a transfer of the shares. The purchaser shall not be bound to see to the application of the purchase moneys in respect of any such sale nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale or transfer. Any instrument or exercise shall be effective as if it had been executed or exercised by the holder of or the person entitled by transmission to the shares to which it relates.

76.3.	Additional shares

If during the period of six years referred to in Article 76.1 (Untraceable members) or during any period ending on the date when all the requirements of paragraphs (a) to (d) of Article 76.1 have been satisfied, any additional shares have been issued in respect of those held at the beginning of such period or of any previously so issued during such period and all the requirements of paragraphs (b) to (d) of Article 76.1 have been satisfied in regard to such additional shares the Company shall also be entitled to sell the additional shares.

77.	Application of proceeds of sale

The Company shall account to the member or other person entitled to such share or shares for the net proceeds of such sale by carrying all moneys in respect of it to a separate account. The Company shall be deemed to be a debtor to and not a trustee for such member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested in such investments as the Board may from time to time think fit. No interest shall be payable to such member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

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N.	Appointment, retirement and removal of directors

78.	Number of Directors

Unless and until otherwise determined by the Company by resolution the number of Directors (other than any alternate Directors) shall be not less than two or more than twelve.

79.	Power of Company to appoint Directors

Subject to the provisions of these Articles, the Company may by resolution appoint a person who is willing to act to be a Director, either to fill a vacancy, or as an addition to the existing Board, and may also determine the rotation in which any additional Directors are to retire, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles.

80.	Power of Board to appoint Directors

Without prejudice to the power of the Company to appoint any person to be a Director pursuant to these Articles the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, but the total number of Directors shall not exceed any maximum number fixed in accordance with these Articles. Any Director so appointed (which, for the avoidance of doubt, shall not include any Director appointed by the Board prior to the date of adoption of these Articles) shall hold office only until the annual general meeting of the Company next following such appointment and shall then be eligible for re-election but shall not be taken into account in determining the number of Directors who are to retire by rotation at that meeting. If not re-appointed at such annual general meeting, he shall vacate office at the conclusion thereof.

81.	Eligibility of new Directors

No person other than a Director retiring at the meeting (whether by rotation or otherwise) shall be appointed or re-appointed a Director at any general meeting unless:

(a)	he is recommended by the Board; or

(b)	not less than seven nor more than thirty-five Clear Days before the date appointed for the meeting notice duly executed by a member (other than the person to be proposed) qualified to vote at the meeting has been given to the Company (by being lodged at the Office) of the intention to propose that person for appointment or re-appointment stating the particulars which would if he were so appointed or re-appointed be required to be included in the Company's register of directors together with notice executed by that person of his willingness to be appointed or re-appointed.

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82.	Share qualification

A Director shall not be required to hold any shares.

83.	Resolution for appointment

A resolution for the appointment of two or more persons as Directors by a single resolution shall not be moved unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it and any resolution moved in contravention of this provision shall be void. For the purpose of this Article, a resolution for approving a person’s appointment or for nominating a person for appointment as a Director shall be treated as a resolution for his appointment.

84.	No retirement on account of age

Unless otherwise provided for in an appointment letter or service contract entered into between a Director and the Company:

(a)	no person shall be or become incapable of being appointed or re-appointed a Director by reason of his having attained the age of sixty-five or any other age, nor shall any special notice be required in connection with the appointment, re-appointment or the approval of the appointment of such person; and

(b)	no Director shall vacate his office at any time by reason of the fact that he has attained the age of sixty-five or any other age.

85.	Retirement by rotation

85.1.	Number of directors

At every annual general meeting one third of the Directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one third shall retire from office by rotation provided that if there is only one Director who is subject to retirement by rotation, he shall retire.

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85.2.	Identity of directors

The Directors to retire by rotation shall include (so far as is necessary to obtain the number required) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall (subject as aforesaid) be those of the other Directors subject to retirement by rotation who have been longest in office since their last appointment or re-appointment, but, as between persons who became or were last re-appointed Directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A Director who retires (whether by rotation or otherwise) shall be eligible for re-election and may, if willing to act, be re-appointed. The Directors to retire on each occasion (both as to numbers and identity) shall be determined by the composition of the Directors at the date of the notice convening the annual general meeting and no Director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

85.3.	Re-appointment

If the Company, at the meeting at which a Director retires by rotation, does not fill the vacancy created by his retirement, the retiring Director shall, if willing to act, be deemed to have been re-appointed unless at the meeting it is expressly resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost or if the retiring Director has given notice in writing to the Company that he is unwilling to be re-elected or where the default in filling the vacancy is due to the moving of a resolution in contravention of Article 83 (Resolution for appointment).

85.4.	Timing of retirement

The retirement of any Director retiring at a general meeting in accordance with this Article shall not have effect until the conclusion of the meeting except where a resolution is passed to elect some other person in the place of the retiring Director or a resolution for his re-election is put to the meeting and lost in which case the retirement shall take effect at the time of election of his replacement or the time of the losing of that resolution as the case may be. A retiring Director who is re-elected or deemed to have been re-elected will continue in office without a break.

86.	Removal by resolution

The Company may by resolution remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director and, without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company, may (subject to these Articles) by resolution appoint another person who is willing to act to be a Director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other Director is to retire by rotation, as if he had become a Director on the day on which the person in whose place he is appointed was last appointed or reappointed a Director. In default of such appointment the vacancy arising upon the removal of a Director from office may be filled by a casual vacancy.

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87.	Vacation of office by Director

Without prejudice to any provisions for retirement contained in these Articles the office of a Director shall be vacated if:

(a)	he resigns by notice in writing delivered to the Company's registered agent or the Office or tendered at a Board meeting in which event he shall vacate that office on the service of that notice on the Company or at such later time as is specified in the notice or he offers in writing to resign from his office and the Directors resolve to accept such offer; or

(b)	he ceases to be a Director by virtue of any provision of the Act, is removed from office pursuant to these Articles or becomes prohibited by law from being a Director (including, without limitation, by virtue of section 93 of the Act); or

(c)	he has an interim receiving order made against him, makes any arrangement or compounds with his creditors generally; or

(d)	an order is made by any court of competent jurisdiction (whether in the Isle of Man, the United Kingdom or elsewhere) on the ground (howsoever formulated) of mental disorder for his detention or for the appointment of a guardian or receiver or other person to exercise powers with respect to his property or affairs or he is admitted to hospital in pursuance of an application for admission for treatment under any statute for the time being in force in the Isle of Man or the United Kingdom relating to mental disorder or, in any other territory, in pursuance of an application for admission under analogous legislation or regulations and the Board resolves that his office be vacated; or

(e)	he shall be absent, without the permission of the Board from Board meetings for six consecutive months (whether or not an alternate director appointed by him attends) and the Board resolves that his office be vacated; or

(f)	he is requested to resign by notice in writing addressed to him at his address as shown in the register of Directors and signed by all the other Directors (without prejudice to any claim for damages which he may have for breach of any contract between him and the Company); or

(g)	he is convicted of an indictable offence and the Directors shall resolve that it is undesirable in the interests of the Company that he remains a Director of the Company; or

(h)	the conduct of that Director (whether or not concerning the affairs of the Company) is the subject of either (I) an application by the Treasury pursuant to section 26 of the Companies Act 1992 to the Isle of Man High Court or (ii) an investigation by the police of any jurisdiction and the Board shall resolve that it is undesirable that he remains a Director; or

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(i)	notice is given to terminate his contract of employment or engagement with the Company where he is In breach of such contract; or

(j)	he has been disqualified from acting as a director.

88.	Resolution as to vacancy conclusive

A resolution of the Board declaring a Director to have vacated office under the terms of Article 87 (Vacation of office by director) shall be conclusive as to the fact and grounds of vacation stated in the resolution.

O.	Alternate Directors

89.	Appointments

89.1.	Identity of appointee

Each Director (other than an alternate Director) may by notice in writing under his hand delivered to the Company's registered agent or the Office or at a meeting of the Directors or in any other manner approved by the Board appoint any other Director or any person approved for that purpose by the Board and willing to act to be his alternate and may in like manner remove from office an alternate director so appointed by him. No person who is resident in the United Kingdom may be appointed as an alternate Director unless his appointer is also so resident.

89.2.	Method of appointment

No appointment of an alternate Director shall be effective until his consent to act as a Director has been received by the Company's registered agent or at the Office.

89.3.	Nature of alternate

An alternate Director need not hold a share qualification and shall not be counted in reckoning any maximum number of Directors allowed by these Articles.

90.	Participation in Board meetings

90.1.	Right to participate

Every alternate Director shall (subject to his giving to the Company an address within the British Isles or an email address at which notices may be served on him, save that any alternate Director resident outside the United Kingdom should give to the Company an address within the British Isles that is outside the United Kingdom) be entitled to receive notice of all meetings of the Board and all committees of the Board of which his appointer is a member and, in the absence from such meetings of his appointor, to attend and vote and be counted in the quorum at such meetings and to exercise all the powers, rights, duties and authorities of his appointor as a Director. A Director acting as alternate Director shall have a separate vote at Board meetings for each Director for whom he acts as alternate Director, in addition to his own vote (if any), but he shall count as only one person for the purpose of determining whether a quorum is present.

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90.2.	Alternate 's authority

Execution by an alternate Director of any resolution in writing of the Directors or of a committee of the Directors shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor. To such extent as the Directors may from time to time determine in relation to any committees of the Directors, the foregoing provisions of this paragraph shall also apply mutatis mutandis to any meeting of any such committee of which his appointor is a member.

91.	Alternate Director responsible for own acts

91.1.	Responsibility for defaults

Every person acting as an alternate Director shall be an officer of the Company, shall alone be responsible to the Company for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

91.2.	Status of alternate

Save as otherwise provided in these Articles, an alternate Director shall be subject in all respects to the provisions of these Articles relating to Directors and shall be deemed for all purposes to be a Director.

92.	Interests of alternate Director

An alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements with the Company and to be repaid expenses and to be indemnified to the same extent mutatis mutandis as if he were a Director. However, he shall not, unless the Company by resolution otherwise determines, be entitled to receive from the Company any fees for his services as alternate except only such part (if any) of the fee payable to his appointor as such appointor may by notice in writing to the Company direct. Subject to this Article, the Company shall pay to an alternate Director such expenses as might properly have been paid to him if he had been a Director.

93.	Revocation of appointment

An alternate Director shall cease to be an alternate Director:

(a)	if his appointor revokes his appointment; or

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(b)	if his appointer ceases for any reason to be a Director, provided that if any Director retires by rotation or otherwise but is re-appointed or deemed to be re-appointed at the same meeting at which he retires, any valid appointment of an alternate Director which was in force immediately before his retirement shall remain in force; or

(c)	if any event happens in relation to him which, if he were a Director otherwise appointed, would cause him to vacate office.

P.	Directors' remuneration, expenses and pensions

94.	Directors' fees

The Directors (other than alternate Directors) shall be entitled to receive by way of fees for their services as Directors such sum as the Board may from time to time determine, provided that such amount shall not exceed in aggregate £750,000 per annum or such other sum as the Company in general meeting shall from time to time determine by resolution). Such sum (unless otherwise directed by the resolution of the Directors) shall be divided among the Directors in such proportions and in such manner as the Board may determine or in default of such determination, equally (except that in such event any such Director holding office for less than the whole of the relevant period in respect of which fees are paid shall only rank in such division in proportion to the time during such period for which he holds office). Any fees payable pursuant to this Article shall be distinct from any salary, remuneration or other amounts payable to a Director pursuant to any other provisions of these Articles and shall accrue from day to day.

95.	Expenses

Each Director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in or about the performance of his duties as Director, including any expenses incurred in attending meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company.

96.	Additional remuneration

If by arrangement with the Board any Director shall perform or render any special duties or services outside his ordinary duties as a Director and not in his capacity as a holder of employment or executive office, he may be paid such reasonable additional remuneration (whether by way of a lump sum or by way of salary, commission, participation in profits or otherwise) as the Board may from time to time determine.

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97.	Remuneration of executive Directors

The salary or remuneration of any Director appointed to hold any employment or executive office in accordance with the provisions of these Articles may be either a fixed sum of money or may altogether or in part be governed by business done or profits made or otherwise determined by the Board and may be in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Articles.

98.	Pensions and other benefits

The Board may exercise all the powers of the Company to provide pensions or other retirement or superannuation benefits and to provide death or disability benefits or other allowances or gratuities (whether by Insurance or otherwise) for or to institute and maintain any institution, association, society, club, trust, other establishment or profit sharing, share incentive, share purchase or Employees' Share Scheme calculated to advance the interests of the Company or to benefit any person who is or has at any time been a Director of the Company or any company which is a Subsidiary company of or allied to or associated with the Company or any such Subsidiary or any predecessor in business of the Company or of any such. Subsidiary and for any member of his family (including a spouse or former spouse) and any person who is or was dependent on him. For such purpose the Board may establish, maintain, subscribe and contribute to any scheme, institution, association, club, trust or fund and pay premiums and, subject to the provisions of the Act, lend money or make payments to, guarantee or give an indemnity in respect of, or give any financial or other assistance in connection with, any of the aforesaid matters or bodies. The Board may procure any of such matters to be done by the Company either alone or in conjunction with any other person. Any Director or former Director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this Article and shall not be obliged to account for it to the Company.

Q.	Powers and duties of the Board

99.	Powers of the Board

The management and control of the business of the Company shall be in and from the Isle of Man or such other place outside the United Kingdom as the Board may determine from time to time. Subject to the provisions of the Act, the memorandum of association of the Company and these Articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company whether relating to the management of the business or not. No alteration of the memorandum of association, or of these Articles and no such direction given by the Company shall invalidate any prior act of the Board which would have been valid if such alteration had not been made or such direction had not been given. Provisions contained elsewhere in these Articles as to any specific power of the Board shall not be deemed to limit the general powers given by this Article.

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100.	Powers of Directors being less than minimum number

If the number of Directors is less than the minimum for the time being prescribed by these Articles the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. If there are no Director or Directors able or willing to act, any two members may summon a general meeting for the purpose of appointing Directors. Subject to the provisions of these Articles, any additional Director so appointed shall hold office only until the dissolution of the annual general meeting of the Company next following such appointment unless he is re-elected during such meeting.

101.	Powers of executive Directors

The Board may from time to time:

(a)	delegate or entrust to and confer on any Director holding executive office (including a Managing Director) such of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit; and

(b)	revoke, withdraw, alter or vary all or any of such powers.

102.	Delegation to committees

102.1.	Constituting committees

The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more Directors and (if thought fit) one or more other persons provided that:

(a)	a majority of the members of a committee shall be Directors or alternate Directors;

(b)	no resolution of a committee shall be effective unless a majority of those present when it is passed are Directors or alternate Directors; and

(c)	any such committee shall only meet and exercise its powers, authorities and discretions from outside the United Kingdom.

Any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee).

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102.2.	Powers of committee

The Board may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, after or vary any of such powers and discharge any such committee in whole or in part. Insofar as any power, authority or discretion is so delegated any reference in these Articles to the exercise by the Board of such power, authority or discretion shall be construed as if it were a reference to the exercise of such power, authority or discretion by such committee. Subject to any terms and conditions expressly imposed by the Board, the proceedings of a committee with two or more members shall be governed by such of these Articles as regulate the proceedings of the Board so far as they are capable of applying.

103.	Local management

The Board may establish any local group or division boards or agencies for managing any of the affairs of the Company in any specified locality either in the Isle of Man or elsewhere outside the United Kingdom and may appoint any persons to be members of such local or divisional board or any managers or agents, may fix their remuneration and remove any person so appointed. The Board may delegate to any local group or divisional board manager or agent so appointed any of its powers, authorities and discretions other than the power to borrow and make calls (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies, and any such appointment or delegation may be made for such time on such terms and subject to such conditions as the Board may think fit. The Board may confer such powers either collectively with or to the exclusion of and in substitution for all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary all or any of such powers. Subject to any terms and conditions expressly imposed by the Board, the proceedings of any local group or divisional board or agency with 2 or more members shall be governed by such of these Articles as regulate the proceedings of the Board so far as they are capable of applying.

104.	Power of attorney

The Board may by power of attorney or otherwise appoint any company, firm, person or persons (including registrars) to be the agent or attorney of the Company and may delegate to any such agent or attorney or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms including as to remuneration) and subject to such conditions as it thinks fit. The Board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the Board in that respect and may from time to time revoke, withdraw, alter or vary any of such powers. Any such appointment or power of attorney may contain such provisions for the protection and convenience of persons dealing with any such agent or attorney as the Board may think fit and may also authorise any such agent or attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

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105.	Associate Directors

The Board may appoint any person (not being a Director) to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such designation or title and may define, limit, vary or restrict the powers, authorities and discretions of persons so appointed and may terminate any such appointment subject to any contract between him and the Company or the use of such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that such person is or is deemed to be or is empowered in any respect to act as a Director or a member of any committee of the Board of Directors for any of the purposes of the Act or these Articles.

106.	Exercise of voting power

The Board may exercise or cause to be exercised the voting power conferred by the shares in any other company held or owned by the Company or any power of appointment to be exercised by the Company in such manner In all respects as it thinks fit (including the exercise of the voting power or power of appointment in favour of the appointment of any Director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

107.	Provision for employees

The Board may exercise any power conferred on the Company by the Act to make provision for the benefit of persons employed or formerly employed by the Company or any of its Subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary.

108.	Borrowing powers

Subject as herein provided and to the provisions of the Act, the Directors may exercise all the powers of the Company to borrow money, to guarantee, to indemnify and to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital or any part or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

R.	Proceedings of Directors and Committees

109.	Board meetings

Subject to the provisions of these Articles, the Board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit. No Board meetings shall take place in the United Kingdom and any decision reached or resolution passed by the Directors at any meeting taking place in the United Kingdom shall be invalid and of no effect.

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110.	Notice of Board meetings

One Director may summon a Board meeting at any time on reasonable notice. Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address (including any e-mail address) given by him to the Company for that purpose. A Director may waive the requirement that notice be given to him of any Board meeting either prospectively or retrospectively. It shall not be necessary to give notice of a Board meeting to a Director who is absent from the British Isles unless he has requested the Board in writing that notices of Board meetings shall during his absence be given to him at any address in the British Isles notified to the Company for this purpose, by e mail to an e-mail address notified to the Company for this purpose or by telephone at any address outside the British Isles where he has notified the Company of the relevant telephone number for such purpose but he shall not in such event be entitled to a longer period of notice than if he had been present In the British Isles.

111.	Quorum

The quorum necessary for the transaction of business may be determined by the Board and until otherwise determined shall be two persons, each being a Director or an alternate Director. A person who holds office only as an alternate Director shall only be counted in the quorum if his appointor is not present. A Director or other person who is present at a meeting of the Board in more than one capacity (that is to say as both Director and an alternate Director or as an alternate for more than one Director) shall not be counted as two or more for these purposes unless at least one other Director or alternate Director is also present. A duly convened meeting of the Board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the Board. Any Director who ceases to be a Director at a meeting of the Directors may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting of the Directors if no Director objects and if otherwise a quorum of Directors would not be present.

112.	Chairman of Board and other offices

112.1.	Appointment of Chairman

The Board shall appoint one or more of its body who is not resident in the United Kingdom as Chairman, joint Chairman or Deputy Chairman of the Board and shall determine the period for which he is or they are to hold office and may at any time remove him or them from office. If no such Chairman or Deputy Chairman is elected or if at any meeting neither a Chairman nor a Deputy Chairman is present within five minutes of the time appointed for holding it, the Directors present shall choose one of their number to be Chairman of such meeting. In the event of two or more Joint Chairmen or in the absence of a Chairman, two or more Deputy Chairmen being present, the Joint Chairman or Deputy Chairman to act as Chairman of the meeting shall be decided by those Directors present. Any Chairman or Deputy Chairman may also hold executive office under the Company.

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112.2.	Chief Executive

The Directors may appoint one or more of their number to any office or employment under the Company (including, but without limitation, that of Chief Executive, Managing Director or Joint Managing Director but not including that of auditor), and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director and may also permit any person appointed to be a Director to continue in any office or employment held by him before he was so appointed. Any such appointment, agreement or arrangement may be made for such period (subject to Article 112.4 (Limitation on appointments)) and upon such terms as the Directors determine.

112.3.	Delegation of powers

Without prejudice to the generality of the foregoing the Directors may entrust to and confer upon any Director holding any such office or employment any of the powers exercisable by them as Directors with power to sub-delegate upon such terms and conditions and with such restrictions as they think fit and either collaterally with or to the exclusion of their own powers, authorities and discretions, and may from time to time revoke, withdraw, alter or vary all or any of such powers but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. Any such Director shall only exercise his powers from outside the United Kingdom. The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

112.4.	Limitation on appointments

The Directors may not appoint anyone of their number to be both Chairman and Chief Executive or Managing Director of the Company at the same time, unless such appointment is limited to a period not exceeding one year from the date of the appointment, after which the appointment shall lapse and the Directors shall not renew it, although they may (if they wish) appoint the person who had been both Chairman and Chief Executive or Managing Director to hold one only of those offices.

112.5.	Removal from position

The Directors may also (without prejudice to any claim for damages for breach of any agreement between the Director and the Company) remove a Director from any such office and appoint another in his place.

112.6.	Cessation of position on ceasing to be a director

A Director appointed to the office of Chairman, Deputy Chairman, Managing Director, Chief Executive or any other executive office shall automatically and immediately cease to hold that office if he ceases to hold the office of Director from any cause, but he shall not (unless any agreement between him and the Company shall otherwise provide) cease to hold his office as a Director by reason only of his ceasing to be Chairman, Deputy Chairman, Managing Director, Chief Executive of the Company or to hold any other such executive office, as the case may be.

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113.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the Chairman of that meeting shall have a second or casting vote. A Director who is also an alternate director shall be entitled in the absence of his appointer to a separate vote on behalf of his appointor in addition to his own vote and an alternate director who is appointed by two or more Directors shall be entitled to a separate vote on behalf of each of his appointors, in their absence.

114.	Participation by telephone and electronic mail

Any Director or his alternate (in either case not present in the United Kingdom) may validly participate in a meeting of the Board or a committee of the Board through the medium of conference telephone or electronic mail or similar form of communication equipment Provided that all persons participating In the meeting are able to hear and speak to each other throughout such meeting or are able to receive communications from each of the other Directors participating in the meeting. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or if there is no group which is larger than any other group where the Chairman of the meeting then is, but in no event shall any meeting take place or be deemed to take place in the United Kingdom. Subject to these Articles, all business transacted in such manner by the Board or a committee of the Board shall for the purpose of these Articles be deemed to be validly and effectively transacted at a meeting of the Board or a committee of the Board notwithstanding that two or fewer than 2 Directors or alternate Directors are physically present at the same place. Notwithstanding the foregoing, a Director or his alternate present in the United Kingdom may attend and speak at a meeting of the Board or a committee of the Board by telephonic or other electronic means on condition that the Director or his alternate does not form part of the quorum of, or vote at, the meeting.

115.	Resolution in writing

A resolution in writing executed by all the Directors for the time being entitled to receive notice of a Board meeting and not being less than a quorum or by all the members of a committee of the Board for the time entitled to receive notice of such committee meeting and not being less than a quorum of that committee shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the Board (or committee as the case may be) provided that no such resolution shall be valid and effectual if consented to in writing by any Director whilst physically present in the United Kingdom. Such a resolution:

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(a)	may consist of several documents in the same form each executed by one or more of the Directors or members of the relevant committee, including executions evidenced by means of facsimile transmission;

(b)	need not be signed by an alternate Director if it is signed by the Director who appointed him; and

(c)	if signed by an alternate Director need not also be signed by his appointor.

For such a resolution to be effective it shall not be necessary for it to be signed by a Director who is prohibited by these Articles from voting thereon or by his alternate.

116.	Minutes of proceedings

116.1.	Contents of minutes

The Board shall cause minutes to be made in books kept for the purpose of recording all orders; resolutions and proceedings of every meeting of the Board, of a committee of the Board, of the Company or of the holders of any class of shares or debentures of the Company including:

(a)	all appointments of officers and committees made by the Board and of any such officers salary or remuneration; and

(b)	the names of Directors present at every such meeting,

116.2.	Evidence of proceedings

Any such minutes if purporting to be signed by the Chairman of the meeting at which the proceedings were held or by the Chairman of the next succeeding meeting, shall be prima facie evidence of the matters stated in such minutes without any further proof.

117.	Validity of proceedings

All acts done by a meeting of the Board or of any committee of the local board or agency or by any person acting as a Director, alternate Director or member of a committee, local board or agency shall, as regards all persons dealing in good faith with the company notwithstanding that it is afterwards discovered that there was some defect in the appointment of any person or persons acting as aforesaid or that they or any of them were or was disqualified from holding office or not entitled to vote or had in any way vacated their or his office or that the delegation to such committee, local board or agency had been annulled, varied or revoked, be as valid as if every such person had been duly appointed, and was duly qualified and had continued to be a Director alternate Director or member and had been entitled to vote or as if the delegation had continued in full force and effect.

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S.	Directors' interests

118.	Director may have interests

Subject to the provisions of section 104 of the Act and provided that Article 119 (Disclosure of interests to Board) is complied with, a Director, notwithstanding his office:

(a)	may be a party to or otherwise be interested in any contract, arrangement , transaction or proposal with the Company or in which the Company is otherwise interested, either in regard to his tenure of any office or place of profit or as vendor, purchaser or otherwise;

(b)	may hold any other office or place of profit under the Company (except that of Auditor or of auditor of a Subsidiary of the Company) in conjunction with the office of Director and may act by itself or through his firm in a professional capacity for the Company and in any such case on such terms as to remuneration and otherwise as the remuneration committee may arrange either in addition to or in lieu of any remuneration provided for by any other Article;

(c)	may be a member of or a director or other officer, or employed by, or a party to any transaction or arrangement with or otherwise interested in, any body corporate promoted by or promoting the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

(d)	shall not, by reason of his office, be liable to account to the Company for any dividend, profit, remuneration, superannuation payment or other benefit which he derives from any such office, employment, contract, arrangement, transaction or proposal or from any interest in any such body corporate, and no such contract, arrangement, transaction or proposal shall be avoided on the grounds of any such interest or benefit.

119.	Disclosure of interests to Board

119.1.	Notification of interest

A Director who to his knowledge is in any way (directly or indirectly) interested in any contract, arrangement, transaction or proposal with the Company shall declare the nature of his interest at the meeting of the Board at which the question of entering into the contract, arrangement, transaction or proposal is first considered it he knows his interest then exists or, in any other case, at the first meeting of the Board after he knows that he is or has become so interested.

119.2.	Adequacy of notice

For the purposes of this Article:

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(a)	a general notice given to the Board by a Director that he is to be regarded as having an interest (of the nature and extent specified In the notice) in any contract, transaction, arrangement or proposal in which a specified firm, company, person or class of persons is interested shall be deemed to be a sufficient disclosure under this Article in relation to such contract, transaction, arrangement or proposal of the nature and extent thereof as so specified provided that no such notice shall be effective unless either it is given at a meeting of the Directors or the Director takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

120.	Interested Director not to vote or count for quorum

Save as provided in this Article, a Director shall not vote on or be counted in the quorum in relation to any resolution of the Board or of a committee of the Board concerning any contract, arrangement, transaction or any proposal whatsoever to which the Company is or is to be a party in which (together with any interest of any person connected with him within the meaning of sections 252 to 255 of the UK 2006 Act) he has (directly or indirectly) an interest which is material (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through the Company) or a duty which conflicts with the interests of the Company unless his duty or Interest arises only because the resolution relates to one of the matters set out in the following sub-paragraphs in which case he shall be entitled to vote and be counted in the quorum:

(a)	the giving to him of any guarantee, security or indemnity in respect of money lent or obligations Incurred by him or any other person at the request of or for the benefit of the Company or any of its Subsidiaries;

(b)	the giving to a third party of any guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its Subsidiaries for which he himself has assumed responsibility in whole or in part either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

(c)	where the Company or any of its Subsidiaries is offering securities in which offer the Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to participate;

(d)	relating to another company in which he and any persons connected with him (within the meaning of sections 252 to 255 of the UK 2006 Act) do not to his knowledge hold an interest in shares (as that term is used in sections 820 to 825 of the UK 2006 Act) representing one per cent or more of either any class of the Equity Share Capital, or the voting rights, in such company;

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(e)	relating to an arrangement for the benefit of the employees of the Company or any of its Subsidiaries which does not award him any privilege or benefit not generally awarded to the employees to whom such arrangement relates; or

(f)	concerning insurance which the Company proposes to maintain or purchase for the benefit of Directors or for the benefit of persons including Directors.

An interest of a person who is, for any purpose of the UK Companies Act 2006 (excluding any such modification thereof not in force when these Articles became binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointer shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director otherwise has.

121.	Director's interest in own appointment

A Director shall not vote or be counted in the quorum on any resolution of the Board or committee of the Board concerning his own appointment (including fixing or varying the terms of his appointment or its termination) as the holder of any office or place of profit with the Company or any company in which the Company is interested. Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or termination) of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered In relation to each Director. In such case each of the Directors concerned (if not otherwise debarred from voting under these Articles) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.

122.	Chairman's ruling conclusive on Director's Interest

If any question arises at any meeting of the Board or any committee of the Board as to the materiality of a Director's interest (other than the Chairman's interest) or as to the entitlement of any Director (other than the Chairman) to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum such question (unless the Director concerned is the Chairman in which case Article 123 (Directors resolution conclusive on Chairman's interest) shall apply) shall before the conclusion of the meeting be referred to the Chairman of the meeting. The Chairman's ruling in relation to the Director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the Director has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of such interests in the accounts of the company, be finally and conclusively decided by a majority of the Directors (other than the Director concerned).

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123.	Directors' resolution conclusive on Chairman's interest

If any question arises at any meeting of the Board or any committee of the Board as to the materiality of the Chairman's Interest or as to the entitlement of the Chairman to vote or be counted in a quorum and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall before the conclusion of the meeting be decided by resolution of the Directors or committee members present at the meeting (excluding the Chairman) whose majority vote shall be final and conclusive except in a case where the nature or extent of the interest of the Director has not been fairly disclosed and provided that any such question shall, for the purposes of disclosure of such interests in the accounts of the company, be finally and conclusively decided by a majority of the Directors (other than the Director concerned).

124.	Exercise by Company of voting powers

The Board may exercise the voting power conferred by the shares in any company held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing the Directors or any of them directors of such company, or voting or providing for the payment of remuneration to the directors of such company).

T.	The Seal

125.	Application of Seal

125.1.	Use of seal

The Seal shall be used only by the authority of a resolution of the Board or of a committee of the Board so authorised. The Board may determine whether any instrument to which the Seal is affixed shall be signed and if it is to be signed who shall sign it. Unless otherwise so determined:

(a)	share certificates and, subject to the provisions of any instrument constituting them, certificates issued under the Seal in respect of any debentures or other securities but excluding letters of allotment or scrip certificates shall be executed by the Board but the Board may by resolution determine that any signatures may be affixed to or printed (including by means of a facsimile of the signature of any person to be applied by any mechanical or electronic means in place of that person's actual signature) on any such certificate by any means approved by the Board or that such certificates need not bear any signature; and

(b)	every other instrument to which the Seal is affixed shall be signed by a Director or by two Directors or by any other person appointed by the Board for the purpose.

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125.2.	Certificates and share warrants

Every certificate or share warrant shall be issued under the Seal or in such other manner as the Board having regard to the terms of issue and the regulations applicable to the securities list(s) and Recognised Investment Exchange(s) to which the shares of the Company are admitted. All references in these Articles to the Seal shall be construed accordingly.

126.	Deed without sealing

A document signed by one or more Directors and expressed (in whatever form of words) to be executed by the Company as a deed shall have the same effect as if it were executed under the Seal, provided that no instrument shall be so signed which makes it clear on its face that it is intended by the person or persons making it not to have effect as a deed without the authority of a resolution of the Board or of a committee of the Board authorised in that behalf. An instrument or document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of it having been executed by the Company.

127.	Official seal for sealing share certificates

The Company may have, for use for sealing securities issued by the Company and for sealing documents creating or evidencing securities so issued, an official seal which is a facsimile of the Seal with the addition on its face of the word "Securities". The official seal when duly affixed to a document by or on behalf of the Company has the same effect as the Seal.

U.	Dividends and other payments

128.	Declaration of dividends

Subject to the provisions of these Articles, the Company may, subject to the satisfaction of the Solvency Test, by resolution declare that dividends out of the Company's profits may be paid to members according to their respective rights and interests in the profits of the Company. However, no dividend shall exceed the amount recommended by the Board.

129.	Interim dividends

The Board may, subject to the satisfaction of the Solvency Test, declare and pay such interim dividends (including any dividend payable at a fixed rate) as appear to the Board to be justified by the profits of the Company and the position of the Company. If at any time the share capital of the Company is divided into different classes, the Board may pay such interim dividends on shares which rank after shares conferring preferential rights with regard to dividend as well as on shares conferring preferential rights unless at the time of payment any preferential dividend is in arrears. Provided that the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferential rights for any loss that they may suffer in consequence of the declaration or by the lawful payment of any interim dividend on any shares ranking after those with preferential rights.

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130.	Entitlement to dividends

130.1.	Accrual of dividends

Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up (otherwise than in advance of calls) on the shares on which the dividend is paid. Subject as aforesaid, all dividends shall be apportioned and paid pro rata according to the amounts paid up or credited as paid up on the shares during any portion or portions of the period in respect of which the dividend is paid but if any share is issued on terms providing that it shall rank for dividend as from a particular date or be entitled to dividends declared after a particular date it shall rank for or be entitled to dividends accordingly.

130.2.	Payment of dividends

All dividends and interest shall be paid (subject to any lien of the Company) to those members whose names shall be on the register at the date at which such dividend shall be declared or at the date at which such interest shall be payable respectively, or at such other date as the Company by resolution or the Board may determine, notwithstanding any subsequent transfer or transmission of shares.

130.3.	Shares passing by transmission

The Board may pay the dividends or interest payable on shares in respect of which any person is by transmission entitled to be registered as holder to such person upon production of such certificate and evidence as would be required if such person desired to be registered as a member in respect of such shares.

131.	Calls or debts may be deducted from dividends

The Board may deduct from any dividend or other money payable to any member on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to the shares of the Company.

132.	Distribution in specie

The Company in general meeting may, on the recommendation of the Board, by resolution direct that payment of any dividend declared may be satisfied wholly or partly by the distribution of assets, and in particular, of fully paid up shares or debentures of any other company or in any one or more of such ways. Where any difficulty arises in regard to such distribution the Board may settle it as it thinks fit. In particular, the Board may:

(a)	issue fractional certificates or, subject to the law and, in the case of shares held in Uncertificated form, the rules of the Uncertificated System, authorise and instruct any person to sell and transfer any fractions or disregard fractions altogether;

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(b)	fix the value for distribution of such assets or any part of them and determine that cash payments may be made to any members on the footing of the value so fixed, in order to adjust the rights of members; and

(c)	vest any such assets in trustees on trust for the persons entitled to the dividend.

133.	Dividends not to bear interest

Unless otherwise provided by the rights attached to the share no dividend or other moneys payable by the Company or in respect of a share shall bear interest as against the Company.

134.	Method of payment

134.1.	General provisions

The Company my pay any dividend, interest or other sum payable in respect of a share in cash or by direct debit, bank transfer, cheque, dividend warrant or money order (or in respect of any Uncertificated share through the Uncertificated System) and may send it by post or other delivery service to the registered address of the member or person entitled to it (or If two or more persons are holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the member or otherwise by operation of law to the registered address of such of those persons as is first named in the Register) or to such person and such address as such member or person or persons may direct in writing. Every cheque, warrant or order is sent at the risk of the person entitled to the money represented by it and shall be made payable to the order of the person or persons entitled or, where an authority in that behalf shall have been received by the Company in such form as the Company shall consider sufficient, to such other person as the person or persons entitled may direct in writing. Payment of the cheque, warrant or order to the person entitled or the person specified in such authority shall be a good discharge to the Company. If any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed the Board may at the request of the person entitled to it issue a replacement cheque, warrant or order, subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit. Any joint holder or other person jointly entitled to a share may give an effective receipt for any dividend or other moneys payable in respect of such share. Any such dividend, interest or other sum may also be paid by any other method as the Board considers appropriate. If the payment is made on behalf of the Company through the Uncertificated System the Company shall not be responsible for any default in accounting for such payment to the member or other person entitled to such payment by a bank or other financial intermediary of which the member or other person is a customer for settlement purposes in connection with the Uncertificated System.

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134.2.	Payment in currencies other than Euro

The Board may, at its discretion, make provisions to enable such member as the Board shall from time to time determine to receive dividends duly declared in a currency or currencies other than Euro. For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the foreign currency equivalent of any sum payable as a dividend shall be such market rate selected by the Board as it shall consider appropriate at the close of business in London on the date which is the business day last preceding:

(a)	in the case of a dividend to be declared by the Company in general meeting, the date on which the Board publicly announces its intention to recommend that specific dividend; and

(b)	in the case of any other dividend, the date on which the Board publicly announces its intention to pay that specific dividend, provided that where the Board considers the circumstances to be appropriate it shall determine such foreign currency equivalent by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on such other date or dates, in each case falling before the time of the relevant announcement, as the Board may select.

134.3.	Payments through the Uncertificated system

The Board may:

(a)	lay down procedures for making any payments in respect of Uncertificated shares through the Uncertificated System;

(b)	allow any holder of Uncertificated shares to elect to receive or not to receive any such payment through the Uncertificated System; and

(c)	lay down procedures to enable any such holder to make, vary or revoke any such election;

The Company may make, or procure the making of, any payment in respect of a members Uncertificated shares through the Uncertificated System in accordance with any authority given to the Company to do so (whether in writing, through the Uncertificated System or otherwise) by or on behalf of the member in a form satisfactory to the Board. The making of such payment in accordance with such authority shall be a good discharge to the Company.

135.	Uncashed dividends

If cheques, warrants or orders for dividends or other sums payable in respect of a share sent by the Company to the person entitled thereto by post are returned to the Company undelivered or left uncashed on two consecutive occasions or, following one occasion, reasonable enquiries have failed to establish any new address to be used for the purpose, the Company shall not be obliged to send any further dividends or other moneys payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

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136.	Unclaimed dividends

All dividends, interest or other sum payable and unclaimed for twelve months after having become payable may be invested or otherwise made use of by the Board for the benefit of the Company until claimed and the Company shall not be constituted a trustee in respect thereof. All dividends unclaimed for a period of six years after having become due for payment shall (if the Board so resolves) be forfeited and shall revert to the Company.

137.	Waiver of dividends

The waiver in whole or in part of any dividend on any share by any document (whether or not under seal) shall be effective only if such document is signed by the shareholder (or the person entitled to the share in consequence of the death, bankruptcy or mental disorder of the holder or otherwise by operation of law) and delivered to the Company and only if or to the extent that the same is accepted as such or acted upon by the Company.

138.	Payment of scrip dividends

138.1.	Authority to pay scrip dividends

The Board may with the prior authority of a resolution of the Company and subject to such conditions as the Board may determine, provided that the Company has sufficient unissued shares and undistributed profits or reserves to give effect to it, offer to any holders of Ordinary Shares the right to elect to receive Ordinary Shares credited as fully paid, in whole or in part instead of cash in respect of the whole or some part (to be determined by the Board) of any dividend specified by the resolution. The following provisions shall apply:

(a)	the said resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period or periods but such period may not end later than the beginning of the fifth annual general meeting following the date of the meeting at which such resolution is passed;

(b)	the entitlement of each holder of Ordinary Shares to new Ordinary Shares shall be such that the relevant value of the entitlement shall, unless the Board otherwise determines, be as nearly as possible equal to the cash amount (disregarding any tax credit) of the dividend that such holder would have received by way of dividend. For this purpose “relevant value” shall be calculated by reference to the average of the middle market quotations for the Ordinary Shares on the London Stock Exchange for the day on which the Ordinary Shares are first quoted "ex" the relevant dividend and the four subsequent dealing days, or in such other manner as the Board may determine on such basis as it considers to be fair and reasonable. A certificate or report by the Auditors as to the amount of the relevant value in respect of any dividend shall be conclusive evidence of that amount and in giving such a certificate or report the Auditors may rely on advice or information from such brokers or other sources of information as they think fit;

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(c)	no fractions of a share shall be allotted and the Directors may make such provision as they think fit for dealing with the case of shares otherwise becoming distributable in fractions including provisions whereby, in whole or in part, the benefit of the fractional entitlements accrues to the Company rather than to the members concerned;

(d)	the Directors may specify a minimum number of Ordinary Shares in respect of which the right of election may be exercised;

(e)	the Board shall, after determining the basis of allotment, notify the holders of Ordinary Shares in writing of the right of election offered to them and specify the procedure to be followed and place at which and the latest time by which (being at least twenty-one Clear Days after the despatch of the notice elections must be lodged in order to be effective. A form of election lodged in respect of a particular dividend in relation to which the Directors have announced their intention to offer elections may not be revoked as regards the said dividend unless prior to the latest time specified by the Directors for lodgement of elections in respect of the said dividend written notice of revocation is lodged at the place specified by the Directors as aforesaid;

(f)	the Board may exclude from any offer or impose any restrictions on any holders of Ordinary Shares or any Ordinary Shares on which dividends are payable in foreign currency as they think necessary or desirable where the Board considers that the making of the offer to them or in respect of such shares would or might involve the contravention of the laws of any territory or that such exclusions or restrictions are necessary or expedient;

(g)	the Board may determine that every duly effected electron in respect of any Ordinary Shares shall be binding on every successor in title to their holder;

(h)	the dividend (or that part of the dividend In respect of which a right of election has been offered) shall not be payable on Ordinary Shares in respect of which an election has been duly made (the “Elected Ordinary Shares") and instead additional Ordinary Shares shall be allotted to the holders of the Elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the Board may capitalise out of any amount for the time being standing to the credit of any of the profits which could otherwise have been applied in paying dividends in cash as the Board may determine, a sum equal to the aggregate issue price of the additional Ordinary Shares to be allotted on that basis and apply it in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to the holders of the Elected Ordinary Shares on that basis. A Board resolution capitalising any part of such reserve or fund or profits shall have the same effect as if such capitalisation had been declared by resolution of the Company in accordance with Article 140 (Capitalisation of reserves) and in relation to any such capitalisation the Board may exercise all the powers conferred on them by Article 140 (Capitalisation of reserves) without need of such resolution;

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(i)	the additional Ordinary Shares so allotted shall rank pari passu in all respects with each other and with the fully paid Ordinary Shares in issue on the Record Date for the dividend in respect of which the right of election has been offered except that they will not rank for any dividend or other distribution or other entitlement (including the relevant dividend and the share election in lieu of such dividend) which has been declared, paid or made by reference to such Record Date or any earlier Record Date; and

(j)	the Board may terminate, suspend or amend any offer of the right to elect to receive Ordinary Shares in lieu of any cash dividend at any time (whether temporarily or otherwise) and shall not proceed with any election unless the Company has sufficient unissued shares for issue and sufficient funds that may be capitalised to give effect to it after the basis of allotment is determined.

138.2.	Election mandates

The Board may also from time to time establish or vary a procedure for election mandates, under which a holder of Ordinary Shares may elect to receive Ordinary Shares credited as fully paid instead of cash in respect of all or certain future rights offered to that holder under this Article until the election mandate is revoked in accordance with any such procedure.

138.3.	Admission of shares

If the Ordinary Shares are admitted to listing or trading on any Recognised Investment Exchange, the Company shall apply to the relevant regulatory authority for the additional Ordinary Shares so allotted to be admitted to the Recognised Investment Exchange(s) and securities list(s) to which the Company’s existing issued Ordinary Shares are admitted.

138.4.	Director's powers

The Directors shall have power to do all acts and things as they consider necessary or expedient to give effect to this Article.

139.	Reserves

The Board may, before recommending any dividend (whether preferential or otherwise) carry to reserves out of the profits of the Company such sums as it thinks fit. All sums standing to reserves may be applied from time to time, at the discretion of the Board, for any other purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested in such investments as the Board thinks fit and so that it shall not be necessary to keep any investment constituting the reserve separate or distinct from any other investment of the Company. The Board may divide the reserve into such special funds as it thinks fit and may consolidate into one fund any special fund or any part of any special fund into which the reserve may have been divided as it thinks fit. Any sum which the Board may carry to reserve out of the unrealised profit of the Company shall not be mixed with any reserve to which profits available for distribution have been carried. The Board may also, without placing the same to reserve, carry forward any profit which it may think prudent not to distribute.

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140.	Capitalisation of reserves

The Board may with the authority of a resolution of the Company:

(a)	subject as provided in this Article, resolve to capitalise any profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or fund of the Company which is available for distribution;

(b)	appropriate the sum resolved to be capitalised on the date specified in the resolution to the holders of Ordinary Shares in proportion to the par value of the shares (whether or not fully paid) held by them respectively which would entitle them to participate in a distribution of that sum if the shares were fully paid and the sum were then distributable and were distributed by way of dividend and apply such sum on their behalf either in or towards paying up the amount, if any, for the time being unpaid on any share held by them respectively or in paying up in full unissued shares or debentures of the Company at a price equal to that sum and allot the shares or debentures credited as fully paid to those holders of Ordinary Shares or as they may direct In those proportions or partly in one way and partly in the other;

(c)	resolve that any shares so allotted to any member in respect of a holding by him of any partly paid shares shall, so long as such shares remain partly paid, rank for dividends only to the extent that such partly paid shares rank for dividends;

(d)	make such provision by the issue of fractional certificates (or by Ignoring fractions or by accruing the benefit of it to the Company rather than to the holders of Ordinary Shares concerned) or by payment in cash or otherwise as it thinks fit in the case of shares or debentures becoming distributable in fractions;

(e)	authorise any person to enter on behalf of all the holders of Ordinary Shares concerned into an agreement with the Company providing for either:

(i)	the allotment to them respectively, credited as fully paid up, of any shares or. debentures to which they may be entitled on such capitalisation; or

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(ii)	the payment up by the Company on behalf of such holders by the application to it of their respective proportions of the reserves or profits resolved to be capitalised of the amounts or any part of the amounts remaining unpaid on their existing shares

(any agreement made under such authority being effective and binding on all such holders); and

(f)	generally do all acts and things required to give effect to such resolution.

141.	Record Dates

Notwithstanding any other provision of these Articles but without prejudice to the rights attached to any shares, the Company or the Board may fix any date (the “Record Date”) as the date at the close of business (or such other time as the Board may determine) on which persons registered as the holders of shares or other securities shall be entitled to receipt of any dividend, distribution, interest, allotment, issue, notice, information, document or circular. Such Record Date may be on or at any time within six months before any date on which such dividend, distribution, interest, allotment, issue, notice, information, document or circular is declared, paid or made but without prejudice to the rights inter se in respect of the same of transfers and transferees of any such shares or other securities. In the absence of a Record Date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

V.	Accounts

142.	Accounting records

The Board shall cause accounting records to be kept in accordance with the Act and shall keep such other books and registers as are necessary to comply with the Act.

143.	Inspection of records

The accounting records shall be kept at the Office or (subject to the Act) at such other place as the Board thinks fit. No member (other than a Director) shall have any right to inspect any accounting record or other document of the Company unless he is authorised to do so by statute, by order of the Court, by the Board or by resolution of the Company. Such records shall always be open for inspection by officers of the Company.

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144.	Accounts to be sent to members

A copy of the Directors' and Auditors' reports accompanied by copies of the annual accounts (including every document required by law to be comprised in them or annexed or attached to them) shall not less than twenty one Clear Days before the meeting before which they are to be laid, be delivered, sent by post or sent by Electronic Communication to every member and holder of debentures of the Company and to the Auditors and to every other person who is entitled to receive notice of general meetings. However, this Article shall not require a copy of those documents to be sent to any person who under the provisions of these Articles is not entitled to receive notices from the Company or of whose address the Company is unaware or to any holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any shares or debentures. Any member to whom such documents are sent shall be entitled to receive a further copy, free of charge, on application at the office. If all or any of the shares in or debentures of the Company are listed or dealt in on any stock exchange, there shall at the same time be forwarded to the secretary of that stock exchange such number of copies of each of those documents as the regulations of that stock exchange may require.

W.	Destruction and authentication of documents

145.	Destruction of documents

145.1.	Documents which may be destroyed

Subject to the Act, the Company may destroy:

(a)	any instrument of transfer after six years from the date on which it is registered;

(b)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address after two years from the date on which it is recorded;

(c)	any registered certificate for debentures or representing any other form of securities after one year from the date on which it is cancelled;

(d)	any other document on the basis of which any entry in the Register is made after six years from the date on which an entry was first made in the Register in respect of it;

(e)	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof; and

(f)	all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded.

Provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or other similar means which shall not be destroyed before the expiration of the relevant period and provided that adequate precautions against falsification and to share reproduction are taken.

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145.2.	Presumption in respect of destroyed documents

It shall be conclusively presumed in favour of the Company that every entry in .the Register purporting to have been made on the basis of a document so destroyed was duly and properly made, that every instrument of transfer so destroyed was duly registered, that every share certificate so destroyed was a valid and effective certificate duly cancelled, that every other document so destroyed had been properly dealt with in accordance with its terms and was valid and effective in accordance with the particulars in the records of the Company, provided that:

(a)	this Article 145 shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant;

(b)	nothing in this Article 145 shall be construed as imposing on the Company any liability in respect of the destruction of any such document or otherwise than as provided for in this Article 145 which would not attach to the Company in the absence of this Article 145; and

(c)	references in this Article 145 to the destruction of any document include references to the disposal of it in any manner.

146.	Authentication of documents

Any Director or any person appointed by the Directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors or any committee and any books, records, documents and accounts relating to the business of the Company and to certify copies of them or extracts from them as true copies or extracts and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the Directors as aforesaid. A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company or of the Directors or any committee which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company in reliance on them that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

X.	Notices

147.	Notice to be in writing

Any notice to be given to or by any person pursuant to these Articles shall be in writing (except that a notice convening a Board meeting need not be in writing) or shall be given using Electronic Communication to an address for the time being notified for that purpose to the person giving the notice. Nothing in Articles 147 to 153 (Notices) shall affect any requirements of the Act that any particular offer, notice or other document be served in any particular manner.

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In this Part X of these Articles, "address" in relation to Electronic Communications includes any number, electronic mail address or other address used for the purposes of such communications.

148.	Service of notice on members

148.1.	Method of service

The Company may give any notice or document (including a share certificate) to a member, either personally or by sending it by post or other delivery service in a first class prepaid envelope addressed to the member at his registered address or by leaving it at that address. In the case of a member registered on an overseas branch register any such notice or document may be posted either in the British Isles or in the territory in which such branch register is maintained. The Company may give any notice or document to any member by using Electronic Communication to an address for the time being notified to the Company by the member.

148.2.	Joint holders

In the case of Joint holders of a share all notices or documents shall be given to the joint holder whose name stands first in the Register in respect of the joint holding. Notice so given shall be sufficient notice to all the joint holders.

148.3.	Members outside the British Isles

Where a member (or in the case of joint holders the person first named in the Register) has a registered address outside the British Isles but has notified the Company of an address within the British Isles at which notices or other documents may be given to him or an address to which notices may be sent using Electronic Communication, he shall be entitled to have notices given to him at that address, but otherwise no such member shall be entitled to receive any notice or document from the Company.

148.4.	Record date

Any notice to be given to a member may be given by reference to the register as it stands at any time within the period of fifteen days before the notice is given (subject to the Uncertificated Regulations if the Company is then a participating issuer for the purposes of the Uncertificated Regulations) and no change in the Register after that time shall invalidate the giving of the notice.

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149.	Notice in case of death, bankruptcy or mental disorder

The Company may, on receipt of such evidence as the Board may reasonably require to show title to that share, give notice to the person entitled to a share in consequence of the death, bankruptcy or mental disorder of a member or otherwise by operation of law, by sending or delivering it in any manner authorised by these Articles for the giving of notice to a member, addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or representative by operation of law or by any like description at the address (if any) within the British Isles supplied for the purpose by the person claiming to be so entitled. Until such an address has been so supplied a notice may be given in any manner in which it might have been given if the death, bankruptcy, operation of law or other event had not occurred. Such service of notice shall for all purposes be deemed a sufficient service of such notice on all persons interested in the share.

150.	Evidence of service

150.1.	Present at meeting

Any member present, in person or by proxy at any meeting of the Company or of the holders of any class of shares of the Company, shall be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was called.

150.2.	Deemed service

Any notice, certificate or other document, addressed to a member at his registered address or address for service in the British Isles shall, if sent by post, be deemed to have been given at the expiration of twenty-four hours after the envelope was posted and, If sent by Electronic Communication, be deemed to have been given at the expiration of twenty-four hours after the Electronic Communication was sent. In proving such service or delivery it shall be sufficient to prove that the envelope containing the notice or document was properly addressed and put Into the post as a prepaid letter or, in the case of a notice sent by Electronic Communication, to prove that it was sent in accordance with guidance issued by the Institute of Chartered Secretaries or Administrators. Any notice certificate or other document not sent by post but delivered or left at a registered address or address for service in the British Isles shall be deemed to have been served or delivered on the day on which it was so delivered or left.

151.	Notice binding on transferees

Every person who, by operation of law, transfers or by any other means becomes entitled to a share shall be bound by any notice in respect of that share (other than in respect of an Information Notice) which, before his name is entered In the Register, has been duly given to a person from whom he derives his title.

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152.	Notice by advertisement

Any notice to be given by the Company to the members or any of them and not otherwise provided for by these Articles shall be sufficiently given if given by advertisement in at least one leading daily national newspaper published in the United Kingdom and, where the Company keeps an overseas branch register, in at least one leading daily newspaper published in the territory in which such register is maintained. Any notice given by advertisement shall be deemed to have been served at noon on the day on which the advertisement first appears.

153.	Suspension of postal services

If at any time by reason of the threat of or of the suspension, interruption or curtailment of postal services within the British Isles, the Company is or would be unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least two leading daily national newspapers (at least one of which shall be published in London) and, where the Company keeps an overseas branch register, in at least one leading daily newspaper published in the territory in which such register is maintained. Such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the first of such advertisements appears. In any such case the Company shall send confirmatory copies of the notice by post if at least seven days prior to the meeting the posting of notices to addresses throughout the British Isles again becomes practicable.

Y.	Winding up

154.	Division of assets

154.1.	Power to present a petition

The Board shall have power in the name and on behalf of the Company to present a petition to the court for the Company to be wound up.

154.2.	Distribution of assets

If the Company is wound up, the surplus assets remaining after payment of all creditors are to be divided among the members in proportion to the capital which at the commencement of the winding up is paid up on the shares held by them respectively and, if such surplus assets are insufficient to repay the whole of the paid up capital, they are to be distributed so that as nearly as may be the losses are borne by the members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article 154.2 is subject to the rights attached to any shares which may be issued on special terms or conditions.

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154.3.	Distribution in specie

If the Company is wound up the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law, divide among the members in specie the whole or any part of the assets of the Company and may for that purpose value any assets and determine how the division shall be carried out as between the members or different classes of .members. Any such division may be otherwise than in accordance with the existing rights of the members but if any division is resolved otherwise than in accordance with such rights the members shall have the same right of dissent and consequential rights as if such resolution were a special resolution passed pursuant to section 222 of the Companies Act 1931 (which provision applies to the Company (with statutory modification) pursuant to the Act).The liquidator may with the like sanction vest the whole or any part of the whole of the assets in trustees on such trusts for the benefit of the members as he with the like sanction shall determine but no member shall be compelled to accept any assets on which there is a liability.

155.	Transfer or sale under section 222 of the Companies Act 1931

A special resolution sanctioning a transfer or sale to another company duly passed pursuant to section 222 of the Companies Act 1931 (which provision applies to the Company (with statutory modification) pursuant to the Act) may in the like manner authorise the distribution of any shares or other consideration receivable by the liquidator among the members otherwise than in accordance with their existing rights and any such determination shall be binding on all the members, subject to the right of dissent and consequential rights conferred by the said section.

Z.	Indemnity

156.	Right to indemnity

Subject to the provisions of the Act, the Company may indemnify every Director, alternate Director or other officer of the Company (other than an Auditor) to the fullest extent permitted by law.

157.	Power to insure

Subject to the provisions of the Act, the Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer or employee of the Company or of any other company which is a Subsidiary or holding company of the Company or in which the Company has an interest whether direct or indirect or which otherwise is in any way allied to or associated with the Company or of any Subsidiary or holding company of the Company or of any such company or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such other company or Subsidiary is or has been interested indemnifying such person against any liability which may attach to him or loss or expenditure which he may incur in relation to anything done or alleged to have been done or omitted to be done as a Director, officer, employee or trustee.

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